Exhibit 3

Execution Version

April 28, 2021

U.S.$100,000,000

ECHELON HEALTH SPV LP,

as Borrower,

ECHELON HEALTH SPV GP, LLC,

as Borrower’s General Partner

THE LENDERS PARTY HERETO,

and

UBS AG, LONDON BRANCH,

as Administrative Agent and Calculation Agent

MARGIN LOAN AGREEMENT

-i-

-ii-

SCHEDULES

Schedule 1 – Commitment and Lender Information

Schedule 2 – Form of Margin Call Notice

EXHIBITS

Exhibit A – Assignment and Acceptance Form

Exhibit B – Form of Borrowing Request

Exhibit C – Form of Security Agreement

Exhibit D – Form of Control Agreement

Exhibit E – Form of Issuer Agreement

Exhibit F – Form of Parent Agreement

Exhibit G – Forms of U.S. Tax Compliance Certificates

Exhibit H – Form of RCF Certificate

-iii-

Margin Loan Agreement (this “Agreement”) dated as of April 28, 2021, among Echelon Health SPV, LP, a Delaware limited partnership, as borrower (the “Borrower”), Echelon Health SPV GP, LLC, a Delaware limited liability company, as the Borrower’s general partner (the “General Partner”), each Lender as set forth on Schedule 1 and each other lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”) and UBS AG, London Branch, as calculation agent (in such capacity, the “Calculation Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of term loans on each Funding Date, in an aggregate principal amount not exceeding the Maximum Aggregate Commitment Amount (as herein defined). The proceeds of such term loan are to be used for general business purposes.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms

As used in this Agreement, the following terms shall have the meanings specified below:

“Accelerating Lender” means any Lender that has terminated its Commitment and accelerated any Loan owing to it pursuant to Section 8.1 (Events of Default); provided that, if an Event of Default of the type specified in Section 8.1(f) or Section 8.1(g) (Events of Default) has occurred and the Loans of all Lenders have automatically become due, each Lender shall be considered an “Accelerating Lender” hereunder.

“Additional Asset” shall have the meaning assigned to such term in Section 7.2 (Adjustment Events).

“Adjusted LIBO Rate” shall mean an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Adjustment Event” shall mean (i) the announcement of any of the following events, (ii) the date of any announcement of a material change or termination of any of the following events or (iii) the occurrence of any of the following events to the extent that the final terms thereof materially differ from the terms previously announced therefor, in each case as reasonably determined by the Calculation Agent:

(a)

a subdivision, consolidation or reclassification of the Shares (unless also constituting an Issuer Change of Control), or a free distribution or dividend of any such Shares to existing holders by way of bonus, capitalization or similar issue;

(b)

a distribution, issue or dividend to existing holders of Shares of (A) such Shares (other than any PIK Dividends (as defined in the Certificate of Designations)), or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of such Shares, or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer as a result of a spin-off or other similar transaction, or (D) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by the Calculation Agent; provided that no event described in this clause (b) with respect to the Preferred Shares shall be an Adjustment Event to the extent that an adjustment is made to the Conversion Price (as defined in the Certificate of Designations) in respect of such event pursuant to Section 11 of the Certificate of Designations, unless the Calculation Agent determines that such adjustment does not adequately account for the effect of such event on the Facility;

(c)	an Extraordinary Dividend in respect of the Shares;

(d)

in respect of the Issuer, an event that results in any shareholder rights being distributed or becoming separated from the Shares pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as reasonably determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; provided that no event described in this clause (d) with respect to the Preferred Shares shall be an Adjustment Event to the extent that an adjustment is made to the Conversion Price (as defined in the Certificate of Designations) in respect of such event pursuant to Section 11 of the Certificate of Designations, unless the Calculation Agent determines that such adjustment does not adequately account for the effect of such event on the Facility;

(e)	an event that, if consummated, would constitute an Issuer Change of Control;

(f)

any transaction or event, series of transactions or events (including, without limitation, any Change in Law or change in tax residence or location of material business activities of the Issuer) that is reasonably expected to result in the imposition of any withholding Tax (as reasonably and in good faith determined by the Calculation Agent) with respect to the Pledged Shares (including, but not limited to, any withholding tax imposed under Section 871(m) or Section 305 of the Code or on proceeds of a prospective conversion or sale of Pledged Shares on behalf of any Loan Party upon foreclosure);

(g)	an event that, if consummated, would constitute a Tender Offer, other than any open-market or structured repurchase program commenced by the Issuer that does not otherwise constitute a Tender Offer;

(h)	any event that would impose a Transfer Restriction (other than an Existing Transfer Restriction) or Restrictive Condition on the Pledged Shares;

(i)

at any time when the Pledged Shares include any Preferred Shares, any failure of the Issuer to distribute a PIK Dividend (as defined in the Certificate of Designations) or Cash Dividend (as defined in the Certificate of Designations) on the applicable Dividend Payment Date (as defined in the Certificate of Designations);

(j)	the occurrence of any conversion of any Preferred Shares that are Pledged Shares under the Certificate of Designations; or

(k)	any other event that could reasonably be expected to have, in the determination of the Calculation Agent (acting reasonably), a diluting or concentrative effect on the theoretical value of the Shares.

For the avoidance of doubt, “announcement” as used herein shall mean the general announcement to the public of such event.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“ADTV” means, in respect of any date of determination, the arithmetic average, measured over a 30 Scheduled Trading Day period ending on (i) that date of determination, in the event that such determination is made after 4:00 p.m. on any Scheduled Trading Day that is not a Disrupted Day and (ii) otherwise, on the immediately preceding Scheduled Trading Day that is not a Disrupted Day, of the product of (a) the daily trading volume of the Common Shares on the Exchange (as determined by the Calculation Agent using the relevant Bloomberg function) on each Scheduled Trading Day during such period and (b) the Share Price as of such Scheduled Trading Day, as determined by the Calculation Agent. For purposes of this definition, the Calculation Agent shall ignore any element of such daily trading volume that may be attributable to any block trade (as reasonably determined by the Calculation Agent) that occurs on any such Scheduled Trading Day.

“ADTV Reference” means the relevant amount specified in the Fee and Ratio Letter.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agented Lender” means any Lender who has taken a Loan hereunder by assignment, but has not yet entered into a Security Agreement and a Control Agreement with respect to the Collateral securing the Obligations owing to it. Any reference in the Loan Documents to the Applicable Lender with respect to an Agented Lender shall be to the Lender who assigned its Loan to such Agented Lender, and vice versa.

“Agents” shall have the meaning assigned to such term in Article IX (The Administrative Agent and the Calculation Agent, etc.).

“Applicable Lender” means any Lender other than an Agented Lender.

“Applicable Percentage” means, subject to Section 2.19 (Accelerating Lenders), with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s Loan divided by (b) the aggregate principal amount of the Loans owed to all Lenders; provided that, prior to the Initial Funding Date, “Applicable Percentage” means, with respect to any Lender, (a) such Lender’s Commitment divided by (b) the aggregate Commitments of all Lenders on the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the LIBO Rate pursuant to this Agreement as of such date.

“Approved Fund” means any Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“As-Converted Number” means, on any date, with respect to any Preferred Shares, the Accrued Value (as defined in the Certificate of Designations) of such Preferred Shares plus Accrued PIK Dividends (as defined in the Certificate of Designations) of such Preferred Shares as of the immediately preceding Interest Payment Date (or, prior to the first Interest Payment Date, the Initial Funding Date), divided by the Conversion Price (as defined in the Certificate of Designations) as of such date.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and (if applicable) the Borrower, in the form of Exhibit A hereto or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean the Initial Availability Period and/or the Second Availability Period, as the context shall require.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Action” means any of the following, with respect to any Person: (a) to institute any proceedings to adjudicate such Person as bankrupt or insolvent, (b) to institute or consent to the institution of bankruptcy, reorganization or insolvency proceedings against such Person or file a bankruptcy petition or any other petition seeking, or consenting to, reorganization or relief with respect to such Person under any Debtor Relief Law, (c) to file or consent to a petition seeking liquidation, reorganization, dissolution, winding up or similar relief with respect to such Person, (d) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or conservator (or other similar official) of such Person or any part of its property, (e) to make any assignment for the benefit of such Person’s creditors, (f) to cause such Person to admit in writing its inability to pay its debts, or (g) to take any action in furtherance of any of the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to sub-clause (i) or (ii) of Section 2.6(d) (Benchmark Replacement).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)	the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)	the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(c)

the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment, as set forth in clause (a) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)	for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Government Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii)

the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)

for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Government Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c)

in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.6(d)(ii) (Benchmark Replacement); or

(d)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders and the Borrower, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders and the Borrower, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders or from the Borrower.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.6(d) (Benchmark Replacement) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 2.6(d) (Benchmark Replacement).

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Affiliate” shall mean each of General Partner, Parent, H.I.G. Echelon, LP and H.I.G.-GPII, Inc.

“Borrower Change of Control” has the meaning assigned to it in Section 2.11(a) (Mandatory Prepayment Event).

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.3 (Borrowing Procedure) and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent in its reasonable discretion.

“Breakage Event” shall have the meaning assigned to such term in Section 2.14 (Breakage).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City and London are authorized or required by law to close.

“Calculation Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account Balance” means, as at any time, the aggregate cash balance standing to the credit of the Collateral Accounts at that time.

“Certificate of Designations” means the Certificate of Designations relating to the Preferred Shares, as amended from time to time.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption, taking effect or implementation of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any structural reform regulation of the European banking sector and all requests, rules, guidelines, directives or interpretations thereunder or issued in connection therewith or the administration, interpretation, implementation or application thereof and (y) all requests, rules, guidelines, directives or interpretations promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to or in connection with Basel III or Basel IV or the administration, interpretation, implementation or application thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or applied.

“Closing Date” shall mean the date on which all the conditions precedent in Article IV (Conditions Precedent to the Loan) have been satisfied or waived by the Administrative Agent, such date not to be later than two (2) Business Days after the Signing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all of the assets of the Borrower which from time to time are subject to the Security.

“Collateral Account” shall mean each account opened and maintained by the Custodian for the benefit of the Borrower and pledged to the Applicable Lender pursuant to the respective Security Agreement to secure the repayment of the Obligations by the Borrower, and any accounts in substitution therefor or in addition thereto.

“Collateral Return Calculation Date” shall have the meaning assigned to such term in Section 7.3(c) (Loan to Value Ratio).

“Commitment” with respect to each Lender, the commitment of such Lender, subject to the terms and conditions set forth herein, to make the Loans hereunder on the Closing Date in the principal amount set forth on Schedule 1.

“Common Shares” shall mean the shares of common stock, par value $0.001 per share of Issuer.

“Communication” shall have the meaning assigned to such term in Section 5.13 (Provision of Public Information).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreements” shall mean those certain Collateral Account Control Agreements, in each case, dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender), by and among the Borrower, the Custodian and an Applicable Lender relating to the control of the relevant Collateral Account and the assets held therein or credited thereto, substantially in the form of Exhibit D.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Custodian” means UBS Securities LLC, or any successor appointed by Borrowers with the consent of the relevant Applicable Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Deleveraging Event” means the relevant event specified in the Fee and Ratio Letter. If, as of any day, the Calculation Agent or any Lender determines that a Deleveraging Event has occurred, the Calculation Agent shall promptly (or, in the case of a notice from a Lender, may) deliver notice to the Borrower (with a copy to the Administrative Agent (in the case of a notice from a Lender) and all other Lenders) that a Deleveraging Event has occurred.

“Derivative Transaction” means (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or (iii) any combination of such transactions.

“Disrupted Day” shall mean, in relation to any Common Shares, any Scheduled Trading Day on which:

(a)	the Exchange does not open for trading during its regular trading session; or

(b)	an Equity Market Disruption Event has occurred.

“Dividend” shall mean, in respect of any Common Shares or Preferred Shares, any dividend or other payment or distribution of any kind on or in respect of those Common Shares or those Preferred Shares whether in the nature of cash dividend or capital.

“Dollars” or “U.S.$” shall mean lawful money of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(a)

a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(b)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Communications” shall have the meaning assigned to such term in Section 10.1 (Notices; Electronic Communications).

“Employee Plan” shall mean an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Market Disruption Event” shall mean the occurrence or existence of a Trading Disruption or an Exchange Disruption.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended (or any successor legislation thereto), and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Plan” shall have the meaning assigned to such term in Section 3.14(b) (ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.1 (Events of Default).

“Exchange” shall mean the New York Stock Exchange (or any successor to that exchange) or any substitute exchange or quotation system to which trading in the Common Shares is temporarily or permanently relocated (including the NASDAQ Global Select Market and the NASDAQ Global Market (or either of their respective successors)) or any other exchange or quotation system reasonably acceptable to the Calculation Agent (it being understood that, in the event the Common Shares are transferred to any such other exchange or quotation system, such exchange or quotation system shall not be deemed to be reasonably acceptable to the Calculation Agent unless the Calculation Agent has determined that there is comparable liquidity with respect to the Common Shares on such exchange or quotation system as on the original Exchange).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Disruption” shall mean any event (other than an early closure of the Exchange on any Scheduled Trading Day) that materially disrupts or impairs (as determined by the Calculation Agent acting in good faith and in a commercially reasonable manner) the ability of market participants in general to effect transactions in, or obtain market values for, the Common Shares on the Exchange.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(k) (Taxes)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) (Taxes), (d) any withholding Taxes imposed under FATCA, (e) Taxes resulting from the gross negligence or willful misconduct of the Administrative Agent or the Recipient as determined by a court of competent jurisdiction, and (f) Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Borrower or other transfer (other than pursuant to a request by the Borrower under Section 2.18(k) (Taxes)).

“Existing Transfer Restrictions” means Transfer Restrictions (including any restrictive legends relating thereto) on the Pledged Shares (i) on account of the fact that Borrower is an “affiliate” of Issuer within the meaning of Rule 144, (ii) on account of the fact that the Pledged Shares are “restricted securities” within the meaning of Rule 144 and (iii) set forth in the Investment Agreement but after giving effect to the Issuer Agreement (it being understood no such Transfer Restrictions apply to a Lender).

“Extraordinary Dividend” shall mean a dividend that is inconsistent with the normal dividend policy of the Issuer, as reasonably determined by the Calculation Agent. For the avoidance of doubt, a PIK Dividend (as defined in the Certificate of Designations) shall not constitute an Extraordinary Dividend.

“Facility” shall mean the U.S.$ term loan facility provided for by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing (and any related fiscal or regulatory legislation, rules or practices).

“FCPA” shall have the meaning assigned to such term in Section 3.19 (Sanctions; Anti-Corruption).

“Fee and Ratio Letter” shall mean the Fee and Ratio Letter dated the date hereof, between the Borrower, each Lender, the Calculation Agent and the Administrative Agent.

“Finance Party” means any Lender and any Agent and “Finance Parties” means all Lenders and all Agents.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer or controller of such Person or the general partner of such Person.

“Free Float” means, as of any date of determination, (a) the number of Common Shares equal to the total number of Common Shares then issued and outstanding that are not held or controlled by (i) Borrower or any of its Affiliates or (ii) any Person which, together with Affiliates of that Person, holds or controls in excess of 5.0% of the total number of Common Shares then issued and outstanding divided by (b) the number of Common Shares equal to the total number of Common Shares then issued and outstanding.

“Free Float Reference” means the relevant percentage specified in the Fee and Ratio Letter.

“Funding Date” shall mean the Initial Funding Date and/or the Second Funding Date, as the context shall require.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“General Partner” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, to the extent of the value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Persons under any Derivative Transaction, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.5(b) (Expenses; Indemnity).

“Ineligible Assignee” means the Issuer, the Borrower or any Affiliate of the foregoing.

“Information” shall have the meaning assigned to such term in Section 10.15 (Confidentiality).

“Initial Availability Period” shall mean the period from, and including, the Signing Date to, and including, the date falling two (2) Business Days following the Signing Date.

“Initial Funding Date” shall mean the Business Day during the Initial Availability Period as of which the Lenders advance the Initial Loan. For the avoidance of doubt, the Initial Funding Date shall be the same date as the Closing Date.

“Initial Loan” has the meaning specified in Section 2.1 (Commitment).

“Initial Share Price” means the relevant price specified in the Fee and Ratio Letter.

“Initial Upfront Fee” means the relevant amount specified in the Fee and Ratio Letter.

“Interest Payment Date” shall mean (a) until the Second Funding Date, each date (or if such date is not a Business Day, the immediately following Business Day) falling at three-month intervals after the Initial Funding Date, (b) the Second Funding Date and (c) after the Second Funding Date, each date (or if such date is not a Business Day, the immediately following Business Day) falling at three-month intervals after the Second Funding Date; provided that the final Interest Payment Date shall be the Scheduled Maturity Date.

“Interest Period” shall mean each period from (and including) one Interest Payment Date to (but excluding) the next following Interest Payment Date, except that (a) in the case of the Initial Loan, the first Interest Period will commence on the Initial Funding Date and in the case of the Second Loan, the first Interest Period will commence on the Second Funding Date and (b) the final Interest Period will end on (but exclude) the Scheduled Maturity Date.

“Insolvency” or “Insolvency Filing” shall mean the occurrence of any of the events described in Section 8.1(f) or (g) (Events of Default) with respect to the Issuer.

“Investment Agreement” shall mean the Investment Agreement by and between the Issuer and Borrower, dated February 17, 2021, as in effect on the Signing Date.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuer” shall mean eHealth Inc., a Delaware corporation.

“Issuer Agreement” means each of the Issuer Agreements dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender), executed by the Issuer, the Borrower and a Lender, substantially in the form of Exhibit E.

“Issuer Change of Control” shall mean any of the following:

(a)	any reclassification or change of the Common Shares that results in a transfer of or an irrevocable commitment to transfer all of such Common Shares outstanding to another entity or person;

(b)

any consolidation or reorganization of the Issuer, whether by way of merger, company accession, company division, company separation, company transformation, company liquidation or any other company reorganization or otherwise, or any analogous transaction in any jurisdiction, other than any of the same where the Issuer is the continuing entity and which does not result in a reclassification or change of any of the Common Shares;

(c)

any voluntary or mandatory tender offer, any purchase demand or any other act or circumstance resulting in (i) the consolidation by any person (together with its affiliates) of 50% or more of the voting shares of the Issuer, (ii) binding obligation of any person to purchase or otherwise acquire any shares of the Issuer comprising, together with the shares held by that person (together with its affiliates), 50% or more of the voting shares of the Issuer, or (iii) a binding obligation of any person to sell or otherwise transfer any shares of the Issuer to any other person where, as a result of such sale or transfer, that other person would own (together with its affiliates) 50% or more of the voting shares of the Issuer;

(d)	any sale, transfer, lease or other disposition of all or substantially all of the Issuer’s consolidated assets to another Person; or

(e)

any takeover offer, tender offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 50% of the outstanding Common Shares of the Issuer that results in a transfer of or an irrevocable commitment to transfer of all such Common Shares (other than such Common Shares owned or controlled by such other entity or person).

“Lender” has the meaning specified in the preamble hereto.

“LIBO Rate” shall mean, with respect to each Interest Period, the rate per annum equal to the ICE Benchmark Administration LIBOR Rate or the successor thereto (“ICE LIBOR”), as published by Reuters (or, if not so published, other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the date of the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equal in length to such Interest Period (or, if the applicable Interest Period is of a length for which rates do not appear on Reuters or such other source, the applicable ICE LIBOR rate shall be determined by the Administrative Agent through the use of straight line interpolation (or extrapolation, if applicable) between the rate for the period of time closest to, and shorter than, the length of such Interest Period and the rate for the period of time closest to, and longer than, the length of such Interest Period, or if there is no such shorter period, the rate for the shortest period for which a rate appears on Reuters or such other source); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum equal to the average of the rates per annum at which deposits in Dollars are offered for a period equal in length to such Interest Period to major banks in the London interbank market in London, England, as determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the first day of such Interest Period (which rate, if the applicable Interest Period is of a length for which rates for deposits in Dollars offered by major banks in such market are not available to the Administrative Agent, may be determined by the Administrative Agent through the use of straight line interpolation (or extrapolation, if applicable) between the rate for the period of time closest to, and shorter than, the length of such Interest Period and the rate for the period of time closest to, and longer than, the length of such Interest Period, or if there is no such shorter period, the rate for the shortest period for which a rate is available to the Administrative Agent); provided further that, if the LIBO Rate as determined pursuant to the foregoing would be negative, then the LIBO Rate shall be deemed to be zero for such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Security Documents, the Fee and Ratio Letter, the Parent Agreement, the Issuer Agreements, each RCF Certificate and any other document designated as such in writing by the Borrower and Administrative Agent in connection with the foregoing.

“Loan” has the meaning specified in Section 2.1 (Commitment).

“Loan Party” shall mean each of the Borrower and the General Partner.

“LTV Collateral Release Level” means the relevant percentage specified in the Fee and Ratio Letter.

“LTV Initial Level” means the relevant percentage specified in the Fee and Ratio Letter.

“LTV Maintenance Level” means the relevant percentage specified in the Fee and Ratio Letter.

“LTV Margin Call Level” means the relevant percentage specified in the Fee and Ratio Letter.

“LTV Ratio” shall have the meaning assigned to such term in Section 7.3 (Loan to Value Ratio).

“Make-Whole Amount” shall have the meaning assigned to such term in Section 2.6(c) (Interest on Loans).

“Make-Whole Percentage” shall mean the relevant percentage specified in the Fee and Ratio Letter.

“Mandatory Prepayment Event” means the occurrence of (a) a Share Event, (b) a Borrower Change of Control or (c) any Adjustment Event where the Calculation Agent determines, in accordance with Section 7.2 (Adjustment Events), that no commercially reasonable adjustment is practicable.

“Mandatory Prepayment Notice” shall have the meaning assigned to such term in Section 2.11(d)(ii) (Mandatory Prepayment Event).

“Margin Call Amount” shall have the meaning assigned to such term in Section 7.3(b) (Margin Call).

“Margin Call Date” shall have the meaning assigned to such term in Section 7.3(b) (Margin Call).

“Margin Call Notice” shall have the meaning assigned to such term in Section 7.3(b) (Margin Call).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on or material adverse change in (a) the business, assets, liabilities, operations or financial condition of either Loan Party, or (b) the validity, legality or enforceability of any Loan Document or the rights or remedies of the Lenders thereunder.

“Material Nonpublic Information” means information in respect of the Issuer, its Subsidiaries or any of the Issuer’s or its Subsidiaries’ securities (i) that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, and (ii) to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold Shares of the Issuer.

“Maximum Aggregate Commitment Amount” means the aggregate principal amount of all of the Lenders’ Commitments in the amount of $100,000,000.

“Minimum Share Price” means the relevant price specified in the Fee and Ratio Letter.

“Multiemployer Plan” shall mean a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

“Nationalization” shall mean that all or substantially all of the Common Shares or all or substantially all the assets of the Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” shall mean all obligations defined as “Obligations” in the Security Agreements and the other Security Documents.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loans or any Loan Document, or from any combination thereof).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Borrower or other transfer (other than pursuant to a request by the Borrower under Section 2.18(k) (Taxes)).

“Parent” means H.I.G. Middle Market LBO Fund III, L.P.

“Parent Agreement” shall mean the Parent Agreement, dated as of the Closing Date, made by the Parent in favor of the Finance Parties, substantially in the form of Exhibit F.

“Participant Register” has the meaning specified in Section 10.4(h) (Successors and Assigns).

“Party” means a party to this Agreement.

“Paying Agent” shall have the meaning assigned to such term in Article IX (The Administrative Agent and the Calculation Agent, etc.).

“Permitted Assignee” has the meaning specified in the Fee and Ratio Letter.

“Permitted Liens” means (a) any Lien created under the Loan Documents, (b) any Liens on the Collateral Accounts in favor of the Applicable Lenders or the Custodian pursuant to the Security Documents and (c) Liens for Taxes not yet due and payable or which are being contested in compliance with Section 5.2 (Obligations and Taxes).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Shares” means (i) the 2,250,000 Preferred Shares held in aggregate in the Collateral Accounts and pledged pursuant to the Security Agreements as of the Closing Date (the “Initial Pledged Shares”) and (ii) any Preferred Shares issued as a PIK Dividend (as defined in the Certificate of Designations) with respect to such Initial Pledged Shares and any Common Shares issued in connection with a conversion of such Initial Pledged Shares, in each case held in the Collateral Accounts and pledged pursuant to the Security Agreements immediately following such issuance.

“Preferred Shares” means the shares of the Series A preferred stock, par value $0.001 per share having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the Certificate of Designations.

“Pro Rata Basis” means (i) for purposes of determining the allocation of Collateral of any type among the Applicable Lenders and the respective Collateral Accounts controlled by them, in proportion to each Applicable Lender’s Applicable Percentage (in each case, taken together with the Applicable Percentages of all Agented Lenders with respect to such Applicable Lender), (ii) for purposes of determining the allocation of interest payments among Lenders, in proportion to the interest that has accrued and remains unpaid on each Lender’s Loans and (iii) for all other purposes, in proportion to each Lender’s Applicable Percentage, subject, in each case, to rounding to the nearest Share, U.S.$0.01 or item or unit of other securities or property, as applicable.

“RCF Certificate” means a certificate issued by the Borrower, and which is substantially in the form set out in Exhibit H.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Discount Rate” means the yield for U.S. Treasury bills with a maturity closest to the date that is six months after the Funding Date, as determined by the Calculation Agent.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning assigned to such term in Section 10.4(f) (Successors and Assigns).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders with Applicable Percentages that in the aggregate exceed 50%, subject to Section 2.19 (Accelerating Lenders).

“Responsible Officer” of the Borrower shall mean any executive officer or Financial Officer of the Borrower or its general partner and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower or its general partner in respect of this Agreement.

“Restricted Transaction” shall have the meaning assigned to such term in Section 6.3 (Restricted Transactions).

“Restrictive Condition” means (i) any shareholder’s agreement, voting agreement, investor rights agreement, lock-up agreement or any similar agreement relating to the Shares, and (ii) any restriction or requirement (whether or not under any law, rule, regulation, regulatory order, certificate or articles of incorporation or other constitutive documents or by-laws or contracts) relating to the Shares or that a holder thereof (whether beneficial, constructive or otherwise) or any pledgee thereof would be subject to, including without limitation, any registration requirement, reporting or informational requirement or mandatory redemption or transfer; provided that a Restrictive Condition shall not include (a) any restrictions on the Shares set forth in the Investment Agreement or (b) any other agreement, restriction or requirement (x) that expressly acknowledges the pledge of the Collateral and Lenders’ rights under the Loan Documents, and does not adversely affect such pledge or rights, (y) a copy of which has been provided to the Required Lenders prior to its effectiveness and (z) to which the Required Lenders have provided their written consent prior to its effectiveness (such consent not to be unreasonably withheld, conditioned or delayed).

“Rule 144” shall mean Rule 144 under the Securities Act.

“Sanctions” shall have the meaning assigned to such term in Section 3.19 (Sanctions; Anti-Corruption).

“Scheduled Maturity Date” means the relevant date specified in the Fee and Ratio Letter.

“Scheduled Trading Day” shall mean any day on which the Exchange is scheduled to be open for trading for any one or more of its regular trading sessions (notwithstanding the Exchange closing prior to its scheduled weekday closing times, and without regard to after hours or any other trading outside of the regular trading session hours).

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Availability Period” shall mean the period from, and including, June 1, 2021 to, and including, June 4, 2021.

“Second Funding Date” shall mean the Business Day during the Second Availability Period as of which the Lenders advance the Second Loan.

“Second Upfront Fee” means the relevant amount specified in the Fee and Ratio Letter.

“Second Loan” has the meaning specified in Section 2.1 (Commitment).

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means the security interests created in respect of the obligations of the Borrower under any of the Loan Documents pursuant to the Security Documents.

“Security Agreements” shall mean those Security Agreements, in each case, dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender), under which the Borrower grants in favor of an Applicable Lender a security interest with respect to the Collateral, substantially in the form of Exhibit C.

“Security Documents” shall mean the Security Agreements, the Control Agreements and each of the other agreements, instruments and documents executed and delivered pursuant to the foregoing.

“Separateness Provisions” shall have the meaning assigned to such term in Section 5.12 (Maintenance of Separateness).

“Shares” shall mean Preferred Shares and Common Shares.

“Share Collateral Value” shall mean the aggregate value of the Shares constituting Collateral calculated in accordance with Section 7.1 (Share Collateral Value).

“Share Event” has the meaning assigned to it in Section 2.11(b) (Mandatory Prepayment Event).

“Share Price” means, for any Scheduled Trading Day, the closing price for one such Common Share on the Exchange on such Scheduled Trading Day, as reported on the following Bloomberg Page: “<EHTH US EQUITY>” (or, any successor or replacement reporting entity or page thereto reasonably selected by the Calculation Agent); provided that if the closing price is not available on such page, the closing price shall be determined by reference to Reuters or another source selected by the Calculation Agent acting reasonably; provided further that if such closing price is not so reported on Bloomberg, Reuters or another source selected by the Calculation Agent acting reasonably, the “Share Price” shall be the market value of one Common Share as determined by the Calculation Agent acting reasonably (using objectively verifiable data and information sources, if available); provided further that if such Scheduled Trading Day is a Disrupted Day (subject to the following proviso), the “Share Price” shall be the Share Price on the immediately preceding Scheduled Trading Day that is not a Disrupted Day; provided further that if such Scheduled Trading Day is a Disrupted Day and each of the two (2) Scheduled Trading Days immediately preceding such Disrupted Day has also been a Disrupted Day, then the “Share Price” shall be (i) the Share Price on the immediately preceding Scheduled Trading Day that is not a Disrupted Day multiplied by (ii) (a) 100% less (b) the product of the Share Price Discount and the number of consecutive Scheduled Trading Days that are Disrupted Days from such immediately preceding Scheduled Trading Day that is not a Disrupted Day until such Disrupted Day for which a Share Price is being determined.

“Share Price Discount” means the relevant percentage specified in the Fee and Ratio Letter.

“Signing Date” means the date of this Agreement.

“Similar Law” shall have the meaning assigned to such term in Section 3.14 (ERISA).

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)	the fair value of its assets, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;

(b)

the present fair saleable value of its property will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	it will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

(d)

it will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date of this Agreement.

“Spread” means the relevant percentage specified in the Fee and Ratio Letter.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding the Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). The Loan shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” shall mean, in relation to the Common Shares, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person that results in such Person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 20% and less than 100% of the outstanding voting shares of the Issuer, as reasonably determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent reasonably deems relevant.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Government Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Government Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.6(d) (Benchmark Replacement) that is not Term SOFR.

“Threshold Amount” means U.S.$1,000,000 (or the equivalent of such amount in foreign currencies).

“Trading Disruption” shall mean, in relation to the Exchange, any suspension of or limitation imposed on trading by the Exchange relating to the Common Shares on the Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise.

“Transfer Restrictions” shall mean, with respect to any security, any legal or contractual (other than a contractual condition or restriction set forth in any Loan Document) condition to or restriction on, including by way of any restrictive legend, the ability of the owner or any pledgee thereof to sell, assign, pledge or otherwise transfer such security or enforce the provisions thereof or of any document related thereto whether set forth in such security itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment, pledge or other transfer or enforcement for such security be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such security, prior to the sale, pledge, assignment or other transfer or enforcement of such security, (iv) any “stop transfer order” with respect to the sale of such security and (v) any registration or qualification requirement or prospectus delivery requirement for such security pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a “restricted security” or Borrower being an “affiliate” of the issuer thereof, as such terms are defined in Rule 144 or otherwise).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.2 Terms Generally

The definitions in Section 1.1 (Defined Terms) shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “shares” includes stock, shares and other securities of any kind. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. All references to the Calculation Agent, a Lender or the Administrative Agent acting reasonably or making reasonable determinations shall mean acting in good faith and in a commercially reasonable manner. An Event of Default shall be continuing if it has not been remedied by the Borrower or waived in accordance with Section 10.7 (Waivers; Amendment).

Section 1.3 Determinations; Lender Consultation

Where any determination is to be made under this Agreement and no party is expressly given responsibility for making that determination, the Calculation Agent will make that determination (acting in good faith and in a commercially reasonable manner). For the avoidance of doubt, the Calculation Agent and Lenders may consult with one another in considering any action, determination, notice or instruction that may be given by any Lender or Lenders or Agents hereunder.

Section 1.4 LIBOR Notification

It is understood by the Parties that in July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on the Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, sub-sections (i) and (ii) of Section 2.6(d) (Benchmark Replacement) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.6(d)(iv) (Benchmark Replacement), of any change to the reference rate upon which the interest rate on the Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (x) any such alternative, successor or replacement rate implemented pursuant to sub-section (i) or (ii) of Section 2.6(d) (Benchmark Replacement), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (y) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.6(d)(iii) (Benchmark Replacement)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II

THE FACILITY

Section 2.1 Commitment

Subject to the terms and conditions set out in this Agreement and relying upon the representations and warranties herein set forth, each Lender agrees to make available to the Borrower (a) on the

Initial Funding Date a loan (the “Initial Loan”) in an amount equal to the lesser of (i) such Lender’s Commitment as set forth on Schedule 1 and (ii) the Applicable Percentage multiplied by the maximum amount of borrowing hereunder that would cause the LTV Ratio as of the Initial Funding Date to be equal to the LTV Initial Level, and (b) on the Second Funding Date a loan (the “Second Loan”, and the Initial Loan, each a “Loan”, and collectively, the “Loans”) in an amount equal to the lesser of (i) such Lender’s remaining Commitment and (ii) the Applicable Percentage multiplied by the maximum amount of borrowing hereunder that would cause the LTV Ratio as of the Second Funding Date to be equal to the LTV Initial Level. Amounts paid or prepaid in respect of the Loans may not be reborrowed. The failure of any Lender to make a Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

Section 2.2 Loans

(a)	Following the Initial Funding Date, each Commitment shall be permanently reduced by the used portion of such Commitment.

(b)	Following the Second Funding Date, the unused portion of any Commitment shall be permanently terminated.

(c)

Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay each Loan in accordance with the terms of this Agreement.

(d)

Subject to the terms and conditions set forth in this Agreement, each Lender shall make the Initial Loan or Second Loan to be made by it hereunder on the Initial Funding Date or Second Funding Date, respectively, by wire transfer of immediately available funds in the amount of the Initial Loan or Second Loan, net of the Initial Upfront Fee (in the case of the Initial Loan) or of the Second Upfront Fee (in the case of the Second Loan) and net of the accrued and unpaid interest payable on the Second Funding Date (in the case of the Second Loan), and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the relevant Borrowing Request, and if the relevant Loan shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the Lenders.

Section 2.3 Borrowing Procedure

In order to request the Loans, the Borrower will provide the Administrative Agent and each Lender with a Borrowing Request in writing (which may be sent via e-mail) by no later than 5:00 p.m., New York City time, one (1) day prior to the relevant Funding Date. Such Borrowing Request shall be irrevocable and shall specify the following information: (i) the date of the Loans (which shall be a Business Day during the relevant Availability Period); (ii) the amount of the Loan requested from each such Lender, and (iii) the number and location of the account to which funds are to be disbursed; provided, however, that, notwithstanding any contrary specification in the Borrowing Request, the Loans shall comply with the requirements set forth in Section 2.2 (Loans).

Section 2.4 Evidence of Debt; Repayment of Loans

(a)

The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of such Lender’s Loan on the Scheduled Maturity Date. The Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such repayment. After the Administrative Agent’s receipt of the entire amount of the repayment, the Administrative Agent shall transfer the repayment to each Lender, in accordance with such Lender’s Applicable Percentage with respect to the Facility.

(b)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)

The Administrative Agent shall maintain accounts in which it will record (i) the amount of the Loans made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower.

(d)

The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

(e)

Any Lender may request that a Loan be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form and substance reasonably acceptable to the Administrative Agent and such Lender. Notwithstanding any other provision of this Agreement, but subject to the requirements of Section 10.4 (Successors and Assigns), in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.4 (Successors and Assigns)) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.5 Fees

(a)

The Borrower shall pay the Initial Upfront Fee to each Lender on the Initial Funding Date and the Second Upfront Fee to each Lender on the Second Funding Date, which obligation shall be deemed to be satisfied by such Lender netting its Initial Upfront Fee or the Second Upfront Fee, as applicable, from the amount of the Initial Loan or the Second Loan, as applicable, made by such Lender hereunder.

(b)	Once paid, the Initial Upfront Fee and the Second Upfront Fee shall be fully earned and shall not be refundable under any circumstances.

Section 2.6 Interest on Loans

(a)

Subject to the provisions of Section 2.7 (Default Interest), the Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the relevant Interest Period plus the Spread.

(b)

Interest on the Loans shall be payable on each Interest Payment Date. The applicable Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(c)

If the Borrower makes any prepayment of the Loans at any time prior to the Scheduled Maturity Date in accordance with Section 2.10 (Voluntary Prepayment), the Borrower shall pay to the Lenders an amount (the “Make-Whole Amount”) equal to the product of the Make-Whole Percentage and the aggregate of the Spread that would otherwise have been payable on the Loans (or the portion of the Loans prepaid) pursuant to this Section 2.6 (Interest on Loans) from and including the date of such voluntary prepayment up to but excluding the Scheduled Maturity Date.

(d)	Benchmark Replacement

(i)

Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Documents and (y) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Documents so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders or from the Borrower.

(ii)

Notwithstanding anything to the contrary herein or in any other Loan Documents and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Documents; provided that, this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(iii)

In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Documents.

(iv)

The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6(d) (Benchmark Replacement), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Documents, except, in each case, as expressly required pursuant to this Section 2.6(d) (Benchmark Replacement).

(v)

Notwithstanding anything to the contrary herein or in any other Loan Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-

representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Section 2.7 Default Interest

If (a) the Borrower shall default in the payment of any principal of or interest on the Loans or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (b) if any Event of Default has occurred and is continuing and the Lenders so determine, then, in the case of clause (a) above, until such defaulted amount shall have been paid in full or, in the case of clause (b) above, for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to the Loans pursuant to Section 2.6 (Interest on Loans) plus 2.00% per annum. Any interest accruing under this Section 2.7 (Default Interest) shall be payable by the Borrower on demand by the Administrative Agent.

Section 2.8 Termination of Commitment

The Commitment shall automatically terminate upon the earlier of (a) the making of the Loans on the Second Funding Date and (b) the last day of the Second Availability Period.

Section 2.9 Repayment of Loan

To the extent not previously paid, the Loans shall be due and payable on the Scheduled Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

Section 2.10 Voluntary Prepayment

(a)

The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, upon at least five (5) Business Days’ prior written notice, to the Administrative Agent, who shall give to each Lender prompt notice thereof (provided that any such notice delivered after 3:00 p.m., New York City time, or on any day that is not a Business Day shall be deemed to be delivered on the next succeeding Business Day); provided, however, that:

(i)	such prepayment shall be made on a Pro Rata Basis;

(ii)	each partial prepayment shall be in a principal amount that is an integral multiple of U.S.$10,000,000 and not less than U.S.$10,000,000; and

(iii)	such prepayment shall include the breakage amount (if any) pursuant to Section 2.14 (Breakage) and the applicable Make-Whole Amount.

(b)

Each notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 (Voluntary Prepayment) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid, the breakage amount (if any) pursuant to Section 2.14 (Breakage) and the applicable Make-Whole Amount. The Borrower may not reborrow any part of the Facility that has been prepaid.

(c)

Notwithstanding anything herein or in any other Loan Document to the contrary, so long as no Adjustment Event, Mandatory Prepayment Event or Event of Default is continuing or would result therefrom, Borrower may request to withdraw from the Collateral Accounts on a Pro Rata Basis an amount of cash not to exceed the relevant interest amount payable on any Interest Payment Date and to apply such cash to pay the relevant interest amount payable on such Interest Payment Date; provided that such request shall be made no later than 3:00 p.m. New York City time, on the Business Day immediately preceding the relevant Interest Payment Date. Upon receipt of such request, each Applicable Lender shall notify the Custodian that it consents to any such withdrawal as permitted above (subject to the conditions contained herein) and instruct the Custodian to deliver such amounts to the Administrative Agent (or directly to the Lenders on a Pro Rata Basis, as directed by the Administrative Agent) in accordance with the terms of such Applicable Lender’s Control Agreement.

Section 2.11 Mandatory Prepayment Event

(a)

In this Section 2.11 (Mandatory Prepayment Event), a “Borrower Change of Control” shall occur if (i) the Borrower Affiliates (other than the General Partner) collectively cease to own, directly or indirectly, 100% of the membership interests in the general partner of the Borrower and 100% of the limited partnership interests in the Borrower or (ii) the General Partner ceases to be the sole general partner of the Borrower.

(b)	In this Section 2.11 (Mandatory Prepayment Event), a “Share Event” shall occur if, from and after the Closing Date:

(i)	the Share Price in respect of any Scheduled Trading Day is less than or equal to the Minimum Share Price;

(ii)	the ADTV in respect of any Scheduled Trading Day is less than the ADTV Reference.

(iii)	the Free Float in respect of any Scheduled Trading Day is less than the Free Float Reference, as calculated by Calculation Agent on the basis of standard market information sources.

(iv)

an Equity Market Disruption Event occurs and continues for a period of five (5) consecutive Scheduled Trading Days or more (whether as a single event or circumstance listed in the definitions of “Exchange Disruption” or “Trading Disruption” or any number or combination of the events or circumstances listed therein);

(v)

any amendment to the Certificate of Designations or the Investment Agreement if, in any such case, the Calculation Agent determines in good-faith that there is a material risk that such amendment would (w) affect the convertibility of Preferred Shares into Common Shares, including the time period in which such conversion would be effected or requirements to effect such conversion, (x) reduce the amount of proceeds an Applicable Lender would realize upon a foreclosure on the Pledged Shares, (y) delay the ability of an Applicable Lender to realize such proceeds upon a foreclosure on the Pledged Shares or (z) limit (1) the remedies that would be available to an Applicable Lender following an Event of Default, (2) the type of potential purchasers that are permitted to purchase the Pledged Shares or (3) the number of Pledged Shares that any potential purchasers would be permitted to purchase (in each case, after giving effect to the terms of the Loan Documents);

(vi)	(x) an Issuer Change of Control or a Tender Offer is consummated, as determined by the Calculation Agent, or (y) a Nationalization, Insolvency or Insolvency Filing occurs;

(vii)

the Common Shares cease to be, or the Exchange announces that the Common Shares will cease to be, listed, traded or publicly quoted on the Exchange for any reason or will no longer be readily transferable by normal commercial means, unless such Common Shares are, immediately following such cessation, listed on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or (in each case) any successor thereto; or

(viii)

following the end of the Second Availability Period, the Pledged Shares are not registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC or allowed to be settled through DTC’s regular book entry settlement services.

(c)	The Borrower must promptly notify the Calculation Agent and the Administrative Agent upon the occurrence of a Borrower Change of Control.

(d)	Upon the occurrence of a Mandatory Prepayment Event:

(i)	the Borrower shall not be permitted to make any withdrawal from the Collateral Accounts:

(A)	if the Administrative Agent or the Lenders have not delivered a notice under sub-paragraph (ii) below, without the prior written consent of the Administrative Agent and each Lender; and

(B)	if the Administrative Agent or any Lender has delivered a notice under sub-paragraph (ii) below, until all Obligations have been irrevocably paid in full; and

(ii)

the Administrative Agent or any Lender may, by written notice to the Borrower, the Administrative Agent (in the case of a notice from a Lender) and all other Lenders (a “Mandatory Prepayment Notice”), declare the outstanding Loans, together with accrued interest, the breakage amount (if any) pursuant to Section 2.14 (Breakage), and all other amounts accrued under the Loan Documents, to be due and payable, whereupon (x) 50% of such outstanding amounts will become due and payable by 5:00 p.m., New York City time, on the date that is two (2) Business Days immediately following the date of delivery to the Borrower of such Mandatory Prepayment Notice and (y) the remaining outstanding amounts will become due and payable by 5:00 p.m., New York City time, on the date that is five (5) Business Days immediately following the date of delivery to the Borrower of such Mandatory Prepayment Notice; provided that if such Mandatory Prepayment Notice is delivered to the Borrower after 8:00 p.m., New York City time, or on a day that is not a Business Day, then such Mandatory Prepayment Notice shall be deemed to be delivered to the Borrower on the next succeeding Business Day; provided further that, with respect to any Mandatory Prepayment Event that has occurred pursuant to subparagraph (v) of Section 2.11(b), the Administrative Agent may, with the consent of each Lender acting in its sole discretion, deem such event to constitute an Adjustment Event and not a Mandatory Prepayment Event hereunder.

(e)	For the avoidance of doubt, the provisions of Article VII (Collateral Value and Loan to Value Ratio) shall continue during the periods referred to in paragraph (d)(ii) above.

Section 2.12 Reserve Requirements; Change in Circumstances

(a)

Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), (ii) subject any Recipient to any Taxes (other than any Excluded Taxes or any Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on such Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon written notice and demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)

If any Lender shall have determined (acting reasonably and in good faith) that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon written notice and demand such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)

A certificate of a Lender setting forth in reasonable detail the basis for and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be prima facie evidence of the amount due absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 14 Business Days after its receipt of the same.

(d)

Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 2.12 (Reserve Requirements; Change in Circumstances) for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if such Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(e)

The amounts payable by the Borrower to any Lender pursuant to this Section 2.12 (Reserve Requirements; Change in Circumstances) shall not exceed the amounts that such Lender is generally charging other borrowers (if any) that are similarly situated to the Borrower.

Section 2.13 Change in Legality

(a)

Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(i)	that Lender shall promptly notify the Administrative Agent upon becoming aware of that event;

(ii)	upon the Administrative Agent notifying the Borrower, the participation in the Loan of that Lender will be immediately cancelled; and

(iii)

the Borrower shall repay that Lender’s participation in its Loan on the last day of the immediately following Interest Period after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b)

If at any time any Lender determines in its reasonable discretion that any Change in Law shall prohibit the funding of its Loan or the accrual of interest on the principal amount of its Loan based on the Adjusted LIBO Rate, then:

(i)	that Lender shall promptly notify the Administrative Agent upon becoming aware of that event; and

(ii)

for so long as the Lender determines in its reasonable discretion such condition to exist, the Loan shall bear interest at a rate per annum equal the cost to such Lender (as reasonably determined by the Lender in good faith) as its blended cost to fund the amount of its Loan plus the Spread.

Section 2.14 Breakage

The Borrower shall indemnify each Lender against any loss or expense (other than lost profits, but including internal and external funding costs) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of such Lender’s Loan prior to the relevant Interest Payment Date in effect therefor, or (ii) the Loan to be made by such Lender not being made after notice of the Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for its Loan for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for its Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail the basis for and calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 (Breakage) shall be delivered to the Borrower and shall be prima facie evidence of the amount payable absent manifest error.

Section 2.15 Pro Rata Treatment

The Loans, each payment or prepayment of principal of the Loans, each payment of interest on the Loans or continuation of the Loans shall be allocated on a Pro Rata Basis. Each Lender agrees that in computing such Lender’s participation in the Loans hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of the participation in the Loans to the nearest Share, U.S.$0.01 or item or unit of other securities or property, as applicable.

Section 2.16 Sharing of Setoffs

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Loans as a result of which the unpaid principal portion of its participation in the Loans shall be proportionately less than the unpaid principal portion of the participation in the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all the participations in the Loans then outstanding as the principal amount of its participation in the Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all participations in the Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 (Sharing of Setoffs) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.16 (Sharing of Setoffs) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in the Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in the Loans deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made the Loans directly to the Borrower in the amount of such participation.

Section 2.17 Payments

(a)

The Borrower shall make each payment (including principal of or interest on the Loan or any fees or other amounts) hereunder and under any other Loan Document not later than 5:00 p.m., New York City time, unless otherwise specified, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Payments received by the Administrative Agent after 5:00 p.m., New York City time shall be deemed to be received on the next Business Day. Each such payment shall be made to the Administrative Agent at its offices in the United States, as specified by the Administrative Agent in writing from time to time. The Administrative Agent shall promptly distribute to each Lender any payments, on a Pro Rata Basis, received by the Administrative Agent on behalf of such Lender.

(b)

Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on the Loan or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

Section 2.18 Taxes

(a)	For purposes of this Section 2.18 (Taxes), the term “applicable law” includes FATCA.

(b)

Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18 (Taxes)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)

Without duplication of other amounts payable by the Borrower under this Section, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)

The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18 (Taxes)) payable or paid by such Recipient (including those required to be withheld or deducted from a payment to such Recipient that are asserted directly against such Recipient) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)

Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(h) (Successors and Assigns) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)

As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.18 (Taxes), the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by an IRS Form W-9 or an applicable IRS Form W-8 shall not be considered prejudicial to the position of a Recipient).

(ii)	Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the regarded owner of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(4)    to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)

any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this sub-paragraph (ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, or provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)

The Borrower shall deliver to a Lender, at the time or times reasonably requested by such Lender, such properly completed and executed documentation as is reasonably requested by such Lender and that the Borrower is legally able to provide in order to permit such Lender to exercise its rights under Article VIII in a manner that will avoid or, to the extent possible under applicable law, minimize withholding Tax upon a foreclosure sale of any Collateral or other disposition of any Collateral.

(i)

The Borrower and the General Partner shall deliver to the Administrative Agent, on or before the Closing Date (and thereafter promptly from time to time upon the reasonable request of the Administrative Agent), duly executed copies of IRS Form W-9 with respect to the Borrower and the General Partner. The Borrower shall notify the Administrative Agent as soon as reasonably practicable at any time it determines that it is no longer in a position to provide the IRS Form described in the preceding sentence.

(j)

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (whether received in cash or applied as an overpayment to a future Tax payment) as to which it has been indemnified pursuant to this Section 2.18 (Taxes) (including by the payment of additional amounts pursuant to this Section 2.18 (Taxes)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(k)

If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 (Taxes), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such

Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 (Taxes) in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(l)

The Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 (Taxes) for any taxes or related costs suffered more than 180 days prior to the date that such Lender notifies the Borrower of such taxes or related costs, and of such Lender’s intention to claim compensation therefor (except that, if a Change in Law giving rise to such taxes or related costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(m)

Each party’s obligations under this Section 2.18 (Taxes) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.19 Accelerating Lenders

(a)    Notwithstanding anything to the contrary herein (but subject to clause (b) below), if one or more Lenders become Accelerating Lenders:

(i)    each Accelerating Lender, solely for purposes of determining the rights and obligations of such Lender vis-à-vis the Borrower, shall be deemed to be:

(A)    the Administrative Agent and the Calculation Agent hereunder; and

(B)    the sole Lender hereunder for all purposes and, for the avoidance of doubt, no other Lender’s consent shall be necessary for any modification of such rights and obligations; and

(ii)    solely for purposes of determining the rights and obligations of all Lenders that are not Accelerating Lenders among themselves and vis-à-vis the Borrower:

(A)    each Accelerating Lender shall be deemed to no longer be a Lender hereunder and, for the avoidance of doubt, such Accelerating Lender’s consent shall not be necessary for any modification of such rights and obligations; and

(B)    if the Administrative Agent or the Calculation Agent is an Accelerating Lender, a replacement therefor shall be selected from among Lenders that are not Accelerating Lenders as if such Agent had resigned.

(b)    Notwithstanding the foregoing, following one or more Lenders becoming Accelerating Lenders, the Borrower, for the avoidance of doubt, shall not make any payments of its Obligations or post any Collateral except on a Pro Rata Basis (without regard to clause (a) above). For the avoidance of doubt, the application of proceeds received by a Lender in respect of an exercise of its remedies under the Loan Documents shall not be considered a payment by Borrower for purposes of this Section 2.19(b) (Accelerating Lenders).

Section 2.20 Rebalancing

Subject to Section 2.19 (Accelerating Lenders), if on any date any Applicable Lender gives written notice to the Administrative Agent, or the Administrative Agent otherwise becomes aware, that any posting or release of Collateral did not occur on a Pro Rata Basis or the Collateral is not held on a Pro Rata Basis for any other reason, then on, or as promptly as practicable following, such date, the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by the Administrative Agent, to ensure that the Collateral is held on a Pro Rata Basis. Each Applicable Lender agrees to cooperate in good faith with the Administrative Agent to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to the Custodian to effect such transfers. Borrower hereby consents to, and to the extent necessary will cooperate in good faith with, such transfers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and, where applicable, the General Partner hereby represents and warrants to the Finance Parties on the Signing Date, on the Closing Date and on each Funding Date that:

Section 3.1 Organization; Powers

Each of the Borrower and the General Partner (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and each other agreement or instrument contemplated thereby to which it is or will be a party.

Section 3.2 Authorization

The execution, delivery and performances by each of the Borrower and the General Partner of each of the Loan Documents (to which it is a party) (a) have been duly authorized by all requisite organizational action and (b) will not (i) violate (A) any applicable provision of law (including the Securities Act and the Exchange Act and the regulations thereunder), statute, rule or regulation, (B) any provision of its certificate or articles of incorporation or other constitutive documents or by-laws, (C) any applicable order of any Governmental Authority or (D) any provision of any indenture or other material agreement or instrument to which it is a party or by which it or its property is or may be bound, in each case, except where such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it (other than any Lien created under the Security Documents).

Section 3.3 Enforceability

This Agreement has been duly executed and delivered by each of the Borrower and the General Partner and constitutes, and each other Loan Document (to which it is a party) when executed and delivered by it will constitute, a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.4 Governmental Approvals

No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by each of the Borrower and the General Partner of each of the Loan Documents (to which it is a party), except for such as have been made or obtained and are in full force and effect and except for filings necessary to perfect Liens created by the Security Documents where the Security Documents permit such filings to be made after the Closing Date.

Section 3.5 No Material Adverse Effect

No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since the date of this Agreement.

Section 3.6 Assets

(a)	The Borrower is the beneficial owner of all of the Collateral.

(b)

The Borrower has good and marketable title (as beneficial owner) to the Pledged Shares on the Closing Date and has not sold, transferred, lent, assigned or disposed of, granted any option or right of first refusal or other contractual right to sell, assign or otherwise dispose of in respect of any of its rights, title and interest in and to the Collateral, or agreed to do any of the foregoing (other than in accordance with or pursuant to the Loan Documents).

(c)

The Pledged Shares will be subject to the security interest created under the Security Documents on the Closing Date; are free from all Liens except Permitted Liens; have been duly authorized and validly issued; are listed on the Exchange; and are fully paid and have no moneys or liabilities outstanding or payable in respect of any of them.

(d)

(i) The present fair market value of each of the Borrower’s and the General Partner’s assets exceeds the total amount of its liabilities (including contingent liabilities), (ii) each of the Borrower and the General Partner has access to capital and assets sufficient to carry on its businesses, (iii) neither the Borrower nor the General Partner is engaged or is about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) neither the Borrower nor the General Partner intends to incur or believes that it will incur debts beyond its ability to pay as they become due. Neither the Borrower nor the General Partner will be rendered insolvent by the execution, delivery and performance of documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement.

Section 3.7 Litigation; Compliance with Laws

(a)

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower or the General Partner, threatened against or affecting the Borrower or the General Partner or any business, property or rights of the Borrower or the General Partner (i) that involve any Loan Document or the transactions contemplated thereby or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)

Neither the Borrower nor the General Partner is in violation of any law, rule or regulation, nor is it in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.8 No Default

No Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result of the Loan or the granting of any Lien pursuant to the Loan Documents.

Section 3.9 Federal Reserve Regulations

(a)	The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)

No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

Section 3.10 Investment Company Act

Neither the Borrower nor the General Partner is required to register as an “investment company” or is a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940.

Section 3.11 Use of Proceeds

The Borrower will use the proceeds of the Loan for general business purposes. No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

Section 3.12 Tax

(a)

Each of the Borrower and the General Partner has filed or caused to be filed all material Tax returns required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all material assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP, provided that the contest, if adversely determined, could not subject the Collateral to forfeiture or loss.

(b)	There is no written proposed tax assessment against the Borrower or the General Partner that could reasonably be expected to subject the Collateral to forfeiture or loss or otherwise be material.

(c)

Each of the Borrower and the General Partner is treated as an entity disregarded as separate from its owner for U.S. federal income Tax purposes. Each of the Borrower and the General Partner is a U.S. Person for U.S. federal income Tax purposes. As of the Closing Date, neither the Borrower nor the General Partner is subject to tax in any jurisdiction other than the United States or any subdivision thereof, and neither the Borrower nor the General Partner is a resident for tax purposes in any jurisdiction other than the United States or any subdivision thereof.

(d)

The Pledged Shares do not, as of the Closing Date, constitute (and, are not, to the knowledge of the Borrower, expected to become) “United States real property interests” within the meaning of the Code. To the knowledge of the Borrower, no transaction, stamp, capital, issuance, registration, transfer, withholding or other Taxes are required to be paid by any Lender or Agent in connection with any transfer of Pledged Shares to such Lender or Agent exercising its rights with respect thereto under the Loan Documents (including a foreclosure sale) or upon the conversion of the Pledged Shares into the Common Shares.

Section 3.13 No Material Misstatements

No other information, report, financial statement, exhibit or schedule furnished by or on behalf of it to the Agents or the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, it represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with its historical audited financial statements, to the extent applicable) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

Section 3.14 ERISA

(a)

Neither the Borrower nor any ERISA Affiliate has, during the past six years, maintained, contributed to or had an obligation to contribute to any Employee Plans or Multiemployer Plans or otherwise has any liability or reasonable expectation of liability with respect to such plans and neither the Borrower nor any ERISA Affiliate has any present intention to do so, except as could not reasonably be expected to result in a Material Adverse Effect.

(b)

The assets of each of the Borrower and the General Partner do not constitute “plan assets” of (i) an “employee benefit plan” as defined in and subject to Title I ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, (iii) a plan or arrangement subject to any law, rule or regulation substantially similar to Section 406 of ERISA and/or Section 4975 of the Code (“Similar Law”) or (iv) a person or entity considered to hold “plan assets” of any of the foregoing as determined under Section 3(42) of ERISA, U.S. Department of Labor Regulation § 2510.3-101, or for purposes of any Similar Law (each of clauses (i), (ii), (iii) and (iv), an “ERISA Plan”).

Section 3.15 Security and Pari Passu Ranking

(a)

The Security Documents create in favor of each Applicable Lender, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when Pledged Shares are delivered to each Applicable Lender, the Lien created under the Security Documents will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Pledged Shares, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the Lien created under the Security Documents will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any other Person. Other than in respect of Liens created pursuant to the Security Documents, the Borrower does not have any registrations, filings, recordations, or agreements granting “control” (as provided in Section 9-106 of the UCC), in any of the Collateral, including, without limitation, the filings of UCC-1 financing statements or any other encumbrances.

(b)

Without limiting paragraph (a) above, the Borrower’s payment obligations under the Loan Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(c)	Except for Permitted Liens, no Lien exists on or over the Collateral.

Section 3.16 No Immunity

Neither the Borrower nor the General Partner is entitled to claim immunity from suit or from execution, attachment or other legal process in any proceedings taken in the State of New York or its jurisdiction of organization in relation to any Loan Document. The execution and delivery by each of the Borrower and the General Partner of the Loan Documents (to which it is a party) constitute, and its exercise of its rights and performance of its obligations under the Loan Documents will constitute, private and commercial acts performed for private and commercial purposes.

Section 3.17 SPV Representations

Each of the Borrower and the General Partner:

(a)	has no Indebtedness other than pursuant to the Loan Documents;

(b)	does not own any assets or carry on any business other than holding the Collateral and the transactions contemplated by the Loan Documents;

(c)	is in compliance with the Separateness Provisions;

(d)

has duly obtained all licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of the Borrower or the General Partner, as the case may be, which are all in full force and effect, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; and

(e)	has no Subsidiaries (other than, with respect to the General Partner, the Borrower).

Section 3.18 No Material Nonpublic Information

Neither the Borrower nor the General Partner is in possession of any Material Nonpublic Information with respect to the Issuer, its subsidiaries or any of their securities.

Section 3.19 Sanctions; Anti-Corruption

(a)

The Borrower, General Partner, Parent and, to the Borrower’s or General Partner’s knowledge, their respective officers, directors, employees and agents, are in compliance with (i) applicable Sanctions (as defined below), (ii) the Bank Secrecy Act, as amended by the USA PATRIOT Act, to the extent applicable, and (iii) the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and all applicable anti-corruption laws. No part of the proceeds of the Loan will be used, directly or, to the Borrower’s knowledge, indirectly, for any payments to any governmental official or governmental employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, or to any Person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law.

Neither the Borrower, General Partner, Parent, any of their respective officers or directors, nor, to the Borrower’s or General Partner’s knowledge, employees or agents, is a Person that is (i) the target of any sanctions administered by the U.S.

Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, the Swiss State Secretariat for Economic Affairs (SECO) or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country, region or territory that is the target of comprehensive Sanctions (presently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine). No part of the proceeds of any extension of credit hereunder will be used, directly or, to the Borrower’s knowledge, indirectly, or lent, contributed or otherwise made available to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, is the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as lender, underwriter, advisor, investor, or otherwise).

Section 3.20 Hedging and Securities Laws Matters Relating to Pledged Shares

(a)	Neither the Borrower nor the General Partner has engaged in any hedging transaction with respect to the Pledged Shares.

(b)	The Borrower’s holding period within the meaning of Rule 144 under the Securities Act commenced on or prior to the Closing Date.

(c)	The Borrower acknowledges that the pledge of the Pledged Shares under the Security Agreement is a “bona fide pledge” within the meaning of Rule 144(d)(3)(iv).

(d)

The Pledged Shares (i) are not subject to any Transfer Restrictions (other than Existing Transfer Restrictions), (ii) are not subject to any Restrictive Condition and (iii) are, prior to the Second Funding Date, registered in the name of Custodian pursuant to the Issuer Agreements and, on and following the Second Funding Date, registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC and allowed to be settled through DTC’s regular book entry settlement services.

Section 3.21 Restricted Transactions

None of the Borrower, the General Partner, Parent or any of their Affiliates is party to a Restricted Transaction.

ARTICLE IV

CONDITIONS PRECEDENT TO THE LOAN

The obligation of each Lender to make each Loan hereunder on the relevant Funding Date is subject to the satisfaction of the following conditions precedent:

Section 4.1 Conditions Precedent

(a)

The representations and warranties set forth in Article III (Representations and Warranties) and in each other Loan Document shall be true and correct in all material respects on and as of the date of this Agreement, the Closing Date and on the relevant Funding Date, with the same effect as though made on and as of such dates, except to the extent such representations and warranties expressly relate to an earlier date.

(b)

On the date of this Agreement, the Closing Date and on the relevant Funding Date and at the time of and immediately after the borrowing of the Loans, no Default, Event of Default, Mandatory Prepayment Event or Adjustment Event shall have occurred and be continuing.

(c)

(i) As soon as practicable, and in any event on or prior to the Closing Date, the Borrower shall have caused the Custodian to credit the Initial Pledged Shares to the Collateral Accounts on a Pro Rata Basis and (ii) immediately after the borrowing of the relevant Loan, the LTV Ratio shall not exceed the LTV Initial Level.

(d)

The Administrative Agent and each Lender shall be reasonably satisfied that the Initial Pledged Shares (i) are not subject to any Transfer Restrictions (other than Existing Transfer Restrictions), (ii) are not subject to any Restrictive Conditions, and (iii) are, prior to the Second Funding Date, registered in the name of Custodian pursuant to the Issuer Agreements and, on and following the Second Funding Date, registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC and allowed to be settled through DTC’s regular book entry settlement services.

The acceptance by the Borrower of the proceeds of the Loans shall be deemed to constitute a representation and warranty by the Borrower that on the date of such acceptance, the conditions specified in paragraphs (b) through (d) of this Section 4.1 (Conditions Precedent) have been satisfied in all material respects.

Section 4.2 Documents and Evidence

On or prior to the Closing Date:

(a)

The Administrative Agent, the Calculation Agent and the Lenders shall have received a written opinion of counsel for the Borrower, General Partner and Parent in form and substance reasonably satisfactory to the Administrative Agent, the Calculation Agent and the Lenders.

(b)

The Administrative Agent and each Lender shall have received (i) a copy of the certificate or articles of incorporation or formation, as applicable, including all amendments thereto, of each of the Loan Parties and the Parent, certified as of a recent date by the Secretary of State of the state of each of their organization, and a certificate as to the good standing of each of the Loan Parties and the Parent as of a recent date, from such Secretary of State; (ii) a certificate of a Responsible Officer or Secretary of each of the Loan Parties and the Parent, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the constituent agreement of the Borrower, General Partner or Parent, as applicable, as in effect on or prior to the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation of the Borrower, General Partner or Parent, as applicable, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document to which it is a party or any other document delivered in connection therewith on its behalf; (iii) a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer or Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent or any other Agent may reasonably request.

(c)

The Administrative Agent and each Lender shall have received a certificate, dated on or prior to the Closing Date and signed by a Financial Officer of the Borrower, certifying a statement of the then-current financial position of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.1 (Conditions Precedent) and confirming that: (i) the borrowing of the Commitment would not cause any borrowing or similar limit binding on the Borrower to be exceeded and (ii) the Borrower owns the Pledged Shares and such Pledged Shares have been credited to the Collateral Accounts.

(d)

The Administrative Agent and each Lender shall have received all fees, invoiced and out-of-pocket expenses on or prior to the Closing Date and other invoiced amounts due and payable on or prior to the Closing Date pursuant to the Fee and Ratio Letter.

(e)	The Loan Documents shall have been duly executed by the Borrower, General Partner or Parent, as applicable, and shall be in full force and effect on or prior to the Closing Date.

(f)

The Administrative Agent and each Lender shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Borrower and General Partner in the states (or other jurisdictions) of formation of the Borrower and General Partner and, if applicable in which the chief executive office of the Borrower and General Partner is located, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent and each Lender that the Liens indicated in any such financing statement (or similar document) have been or will be contemporaneously released or terminated.

(g)	If requested by any Lender, such Lender shall have received an FRB Form U-1 duly executed by the Borrower.

(h)

To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(i)

The Administrative Agent and each Lender shall have received (i) evidence that the Collateral Accounts have been opened, (ii) evidence that the Pledged Shares have been delivered to the Custodian and have been credited to the Collateral Accounts on a Pro Rata Basis and (iii) all documentation and/or evidence of all other steps reasonably required to perfect the security interests created or purported to be created under the Security Documents as advised to the Administrative Agent and each Lender by their respective legal advisors in each relevant jurisdiction.

(j)

All requisite Governmental Authorities and third parties shall have approved or consented to the Loan Documents and the transactions contemplated hereby to the extent required, and there shall not be any pending or, to the knowledge of the Borrower or General Partner, threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

(k)

Each Lender shall have received, to the extent reasonably requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Borrower and, where applicable, the General Partner covenants and agrees with each Finance Party that so long as this Agreement shall remain in effect and until the Facility has been terminated and the principal of and interest on the Loans, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, that:

Section 5.1 Existence; Compliance with Laws; Businesses and Properties

(a)

Each of the Borrower and the General Partner will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and shall (i) not change its status as a partnership that is a U.S. Person for federal income tax purposes, (ii) not change the jurisdiction of its organization to any jurisdiction other than the United States or any subdivision thereof, and (iii) not become a resident for tax purposes in any jurisdiction other than the United States or any subdivision thereof, unless the Administrative Agent provides its prior written consent to such change.

(b)

Each of the Borrower and the General Partner will do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted (other than any such laws, rules, regulations and decrees and orders that relate to Taxes, which are the subject of Section 5.1(c) (Existence; Compliance with Laws; Businesses and Properties) and Section 5.2 (Obligations and Taxes)); and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times.

(c)	Each of the Borrower and the General Partner will file or cause to be filed all material Tax returns required to be filed by it as and when they fall due.

Section 5.2 Obligations and Taxes

Each of the Borrower and the General Partner will pay and discharge promptly when due all its material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the General Partner, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, provided that the contest, if adversely determined, could not subject the Collateral to forfeiture or loss.

Section 5.3 Financial Statements, Reports, etc.

The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender:

(a)

as soon as available, and in any event within 150 calendar days after the end of each fiscal year (to the extent any Loan remains outstanding), its unaudited financial statements and balance sheet showing the financial condition of the Borrower as of the close of such fiscal year and the results of its operations during such year, all prepared in accordance with GAAP applied on a consistent basis;

(b)

concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(c)

to the extent any Loan remains outstanding, as soon as available and in any event within 60 calendar days after the end of each financial quarter (other than the fourth fiscal quarter), its unaudited financial statements and balance sheet showing the financial condition of the Borrower as of the close of such financial quarter and the results of its operations during such quarter, all prepared in accordance with GAAP applied on a consistent basis subject to year-end adjustments and the absence of footnotes;

(d)

concurrently with any delivery of financial statements under paragraph (c) above, a certificate of a Responsible Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(e)

promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(f)

promptly, from time to time, such other information regarding its operations, business affairs and financial condition, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 5.4 Litigation and Other Notices

Each of the Borrower and the General Partner will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)	any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)

the filing or commencement of, or, to its knowledge, any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against it or any Borrower Affiliate that could reasonably be expected to result in a Material Adverse Effect;

(c)

any notices received in its capacity as a “Holder” under the Certificate of Designations, including any notices received from the Issuer regarding any amendment or waiver or proposed amendment or proposed waiver to any term of the Certificate of Designations; and

(d)	any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.5 Information Regarding Collateral

Each of the Borrower and the General Partner will provide to the Administrative Agent and each Applicable Lender prior written notice of any proposed change (i) in its organizational name, (ii) in the jurisdiction of its organization or formation, (iii) in its identity or organizational structure or (iv) in its Federal Taxpayer Identification Number. Each of the Borrower and the General Partner agrees not to effect or permit any change referred to in the preceding sentence without the prior written consent of the Administrative Agent and each Applicable Lender (not to be unreasonably withheld, delayed or conditioned) which, for the avoidance of doubt, will not be provided unless all filings have been made under the UCC or otherwise that are required in order for the Applicable Lenders to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 5.6 Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings

Each of the Borrower and the General Partner will keep proper books of record and account in which full, true and correct entries in all material respects and in conformity with all requirements of applicable law (and, in the case of any financial statements only, in conformity with GAAP) are made of all dealings and transactions in relation to its business and activities. Each of the Borrower and the General Partner (pursuant to a request made through the Administrative Agent in advance) will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its financial records and properties at reasonable times during business hours and as often as reasonably requested (but not more than once annually if no Default exists), and permit any representatives designated by the Administrative Agent or any Lender to discuss its affairs, finances and condition with the officers thereof.

Section 5.7 Use of Proceeds

The Borrower will use the proceeds of the Loans only for the purposes specified in Section 3.11 (Use of Proceeds).

Section 5.8 Collateral Account

(a)	The Borrower shall open and maintain the Collateral Accounts with the Custodian.

(b)	No amounts may be withdrawn from the Collateral Accounts except in accordance with Section 7.3(c) (Collateral Release) and the terms of the Security Agreements and the Control Agreements.

Section 5.9 Further Assurances

The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements) that may be reasonably required under applicable law, or that each Applicable Lender or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower agrees to provide such evidence as each Applicable Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien.

Section 5.10 Assets

The Borrower will ensure that:

(a)	The Pledged Shares have no moneys or liabilities outstanding or payable in respect of any of them;

(b)

All calls and subscription moneys payable on or in respect of any of the Pledged Shares are promptly paid and the Finance Parties and their respective nominees are indemnified against any cost, liabilities or expenses which they may suffer or incur as a result of the failure of the Borrower to pay the same; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith, or willful misconduct of any Indemnitee; and

(c)	The Borrower’s affairs are conducted so that its underlying assets do not constitute or become assets of any ERISA Plan.

Section 5.11 Dividends

(a)

From and after the Closing Date, the Borrower will take all commercially reasonable steps to ensure that all Dividends payable in cash in respect of the Pledged Shares are paid on a Pro Rata Basis into the Collateral Accounts.

(b)

The Borrower will take all commercially reasonable actions to ensure that all Dividends payable in any form other than cash in respect of the Pledged Shares are subject to the security interests created under the Security Documents and shall become part of the Collateral.

(c)	The Borrower will ensure that Dividends paid into the Collateral Accounts are retained in the Collateral Accounts at all times under this Agreement.

Section 5.12 Maintenance of Separateness

Each of the Borrower and the General Partner shall:

(a)	maintain its own separate books and records and bank accounts;

(b)	at all times conduct its business solely in its own name in a manner not intentionally misleading to other Persons as to its identity;

(c)	file its own Tax returns, if any, as required under applicable law;

(d)	hold all of its assets in its own name and not commingle its assets with assets of any other Persons;

(e)	strictly comply with all organizational formalities to maintain its separate existence;

(f)	pay its own liabilities out of its own funds;

(g)	cause its members, Responsible Officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing; and

(h)

allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for services performed by an employee of an Affiliate (the foregoing provisions in this Section 5.12 (Maintenance of Separateness), the “Separateness Provisions”).

Section 5.13 Provision of Public Information

Neither the Borrower nor the General Partner shall provide any Lender with any Material Nonpublic Information with respect to the Issuer, its subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”) without first notifying such Lender in writing that the Communication that it is about to deliver contains Material Nonpublic Information and such Lender has confirmed that it wishes to receive such information and instructed the Borrower or General Partner, as the case may be, to whom such information shall be delivered. If such Lender refuses to receive such Material Nonpublic Information, the Borrower or General Partner, as the case may be, shall only deliver the Communication to the extent that it does not contain Material Nonpublic Information, in which event the Borrower or General Partner, as the case may be, shall not be deemed to have breached the covenant contained in this Section. Absent such notification of the Borrower or General Partner, as the case may be, the Borrower or General Partner, as the case may be, shall be deemed to have represented that such Communication contains no such Material Nonpublic Information. Each of the Borrower and the General Partner acknowledges and agrees that if any Lender or any of its Affiliates receives from it any Material Nonpublic Information (other than pursuant to the consent of such Lender described above) at any time, such Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person.

Section 5.14 Public Disclosure

If, pursuant to applicable law, the Borrower, General Partner or any Borrower Affiliate is required to make a public disclosure in connection with the transactions under the Loan Documents or otherwise relating to the Pledged Shares, each of the Borrower and the General Partner shall ensure that, to the extent permitted by applicable law and to the extent reasonably practicable, the contents of such disclosure are previously discussed and agreed with the Lenders (such agreement not to be unreasonably withheld, delayed or conditioned).

Section 5.15 Organizational Documents

Each of the Borrower and the General Partner shall furnish to the Administrative Agent and each Lender at least five (5) Business Days’ prior written notice of any proposed amendment, supplement or other modification of any of the terms or provisions of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or the General Partner, as the case may be.

Section 5.16 Maintenance of Independent Director

The General Partner shall ensure, at all times, that the General Partner has a board of directors that includes at least one “Independent Director” (as defined in the Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the Closing Date) (which Independent Director shall also act as springing member), and the General Partner shall pay the fees and expenses under the engagement letter (or equivalent document) for such “Independent Director” as and when they become due.

ARTICLE VI

NEGATIVE COVENANTS

Each of the Borrower and, where applicable, the General Partner covenants and agrees with each Finance Party that, so long as this Agreement shall remain in effect and until the Facility has been terminated and the principal of and interest on the Loans, all fees and all other expenses or amounts payable under any Loan Document have been paid in full:

Section 6.1 Use of Proceeds

The Borrower will not use the proceeds of the Loans, whether directly or indirectly, for any purpose that violates Regulation T, Regulation U or Regulation X.

Section 6.2 ERISA

Neither the Borrower nor the General Partner will (a) establish, or agree to contribute to or have any obligation to contribute to, or otherwise have any liability or reasonable expectation of liability with respect to, any Employee Plan or Multiemployer Plan; or (b) permit any ERISA Affiliate to establish, or agree to contribute to or have any obligation to contribute to, or otherwise have any liability or reasonable expectation of liability with respect to, any Employee Plan or Multiemployer Plan, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 6.3 Restricted Transactions

None of the Borrower, the General Partner, Parent or any of their Affiliates shall enter into any of the following transactions (except for Permitted Liens) (any such transaction, “Restricted Transaction”):

(a)	any financing transaction (other than the entry into the Loan Documents) secured by or referencing any Shares;

(b)	any swap or hedge (including by means of a physically- or cash-settled derivative or otherwise) that is economically similar to a financing transaction secured by or referencing any Shares;

(c)	any issuance of Indebtedness exchangeable into or without a payout referencing any Shares;

(d)	any sale or other direct or indirect transfer of any Shares or economic exposure thereto; or

(e)	convert any Preferred Shares into Common Shares without the prior written consent of the Lenders (such consent not to be unreasonably withheld).

Section 6.4 Additional Covenants

Neither the Borrower nor the General Partner will:

(a)	incur or permit to exist any Indebtedness other than pursuant to the Loan Documents;

(b)	sell, lease, transfer, dispose of, pledge, encumber or grant any Lien on any of its assets (except for Permitted Liens);

(c)	trade, own any assets or carry on any business other than holding the Pledged Shares and other Collateral and the transactions contemplated by the Loan Documents;

(d)	enter into any transactions or make any payments other than in accordance with the Loan Documents;

(e)	form, create, organize, incorporate or acquire any Subsidiary;

(f)	merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it;

(g)	become required to register as an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940; or

(h)

consent to any amendment, supplement or other modification of any of the terms or provisions of its certificate or articles of incorporation or other constitutive documents or by-laws relating to (i) the power to borrow money and pledge assets, (ii) its investment objectives and strategies, (iii) the separateness or bankruptcy-remoteness nature of the Borrower or the General Partner, as the case may be, or (iv) any other terms or provisions that could reasonably be expected to result in a Material Adverse Effect, in each case without obtaining the prior written consent of the Required Lenders.

(i)

(i) change its tax status as an entity disregarded as separate from its owner for U.S. federal income tax purposes, (ii) change the jurisdiction of its organization or (iii) cause itself to become a resident for tax purposes of, or become subject to income or any other Tax in, any jurisdiction other than the United States or any subdivision thereof.

ARTICLE VII

COLLATERAL VALUE AND LOAN TO VALUE RATIO

Section 7.1 Share Collateral Value

(a)

The Calculation Agent shall, on each day that is an Scheduled Trading Day, determine the value of the Shares comprising Collateral (expressed in Dollars) (the “Share Collateral Value”) in accordance with paragraph (b) below.

(b)

The Share Collateral Value shall be determined by the Calculation Agent by calculating the aggregate amount of the product of A x B in respect of the Pledged Shares comprising Collateral that (i) are not subject to any Transfer Restrictions (other than Existing Transfer Restrictions), (ii) are not subject to any Restrictive Condition, (iii) are, prior to the Second Funding Date (or, if the Second Funding Date has not occurred by the end of the Second Availability Period, the end of the Second Availability Period), registered in the name of Custodian pursuant to the Issuer Agreements and, on and following the Second Funding Date (or, if the Second Funding Date has not occurred by the end of the Second Availability Period, the end of the Second Availability Period), registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC and allowed to be settled through DTC’s regular book entry settlement services where:

A =	the Share Price for a Common Share; and

B =	the number of Common Shares that are Pledged Shares comprising Collateral plus the As-Converted Number of Preferred Shares that are Pledged Shares comprising Collateral.

Section 7.2 Adjustment Events

(a)

The Borrower shall notify the Administrative Agent and each Lender as soon as reasonably practicable upon becoming aware of any possible Adjustment Event; provided that an Adjustment Event shall be deemed to have occurred on the earliest of (i) the announcement date, (ii) the ex-date, if applicable, of the relevant event and (iii) such other date as the Calculation Agent determines is commercially reasonable.

(b)

Upon the occurrence of an Adjustment Event, the Calculation Agent may in good faith and a commercially reasonable manner (i) adjust one or more terms of this Agreement as the Calculation Agent reasonably determines appropriate to account for the economic effect of the related Adjustment Event on the Pledged Shares and/or the Loans and (ii) determine the effective time of such adjustment or adjustments (which may take into account, among other factors, volatility, expected dividends, stock loan rate, free float or liquidity of the Common Shares or the credit profile of the Issuer).

Within three (3) Business Days following the occurrence of any Adjustment Event of which the Calculation Agent has knowledge, the Calculation Agent shall notify each Lender of the adjustments to the terms or provisions of the Facility that it proposes to make in respect thereof, and the proposed effective time therefor (or its determination that no such adjustment is necessary). If, within one Business Day of receiving such notice, the Required Lenders notify the Calculation Agent that they disagree with such proposed adjustments or effective time (or the Calculation Agent’s determination that no such adjustment is necessary), and include in such notice an alternative set of adjustments that the Required Lenders propose to make in respect of such Adjustment Event that comply with the provisions set forth in Section 1.3 (Determinations; Lender Consultation) (which shall apply for this purpose as if the Lenders sending such notice were the Calculation Agent), and a proposed effective time therefor, then the Calculation Agent shall notify the Borrower that such alternative adjustments apply as of such effective time. Except with the consent or at the direction of the Required Lenders, the Calculation Agent shall not make any adjustment in respect of an Adjustment Event or notify the Borrower of its determination that no such adjustment is necessary prior to the earlier of (i) the fifth Business Day following the occurrence thereof and (ii) its receipt of notice from the Required Lenders of any alternative adjustments (and a proposed effective time therefor) or that they agree with the Calculation Agent’s proposed adjustments (and the effective time therefor). Subject to Section 1.3 (Determinations; Lender Consultation), any such adjustments pursuant to this paragraph (b) shall be binding on all parties to the Loan Documents and all such parties shall enter into such documentation reasonably requested by the Calculation Agent to reflect such adjustments. All determinations made by the Calculation Agent in connection with an Adjustment Event shall be made in good faith and in a commercially reasonable manner.

Without limiting the foregoing, the Borrower shall, at its own expense, take whatever action is reasonably necessary or reasonably required by the Administrative Agent by notice to the Borrower (including, without limitation, execution of documents, registrations, notarizations, payment of all stamp duties, registration and notarial fees and provision of legal advice, including formal legal opinions, in the relevant jurisdictions), for the purposes of:

(i)

extending the security created by the Security Documents to all shares, securities, cash (and the debt represented thereby), other distributions and rights resulting from an Adjustment Event and accruing to the Borrower, all of the foregoing relating to the Pledged Shares, including, without limitation, any substitute, alternative or additional assets (each an “Additional Asset”) that are not, prior to such event, the subject of such security; or

(ii)	to the extent such security is not capable of being so extended, creating new security over such Additional Assets in form and substance reasonably satisfactory to each Applicable Lender; or

(iii)	to the extent such new security is not created, providing to the Finance Parties alternative security, in form and substance reasonably satisfactory to each Applicable Lender.

Section 7.3 Loan to Value Ratio

(a)	LTV Ratio

The LTV Ratio means, as of any time, the ratio (expressed as a percentage, and subject to a minimum of zero) reasonably determined by the Calculation Agent as the quotient of:

Where:

A =     the aggregate principal amount of the Loans outstanding at that time, together with accrued and unpaid interest thereon;

B =     the Cash Collateral Account Balance (if any) at that time; and

C =     the most recently available Share Collateral Value at that time.

(b)	Margin Call

(i)

If, as of any Scheduled Trading Day (a “Margin Call Date”), the Calculation Agent or any Lender determines that the LTV Ratio is above the LTV Margin Call Level, the Calculation Agent or such Lender may on or after such date deliver written notice to the Borrower (a “Margin Call Notice”) (with a copy to the Administrative Agent (in the case of a notice from a Lender) and all other Lenders), which shall be in substantially the form set out in Schedule 2, requiring the Borrower to post cash collateral (each such amount, a “Margin Call Amount”) that, if added to the Cash Collateral Account Balance, as of such Margin Call Date, would have resulted in the LTV Ratio (calculated with reference to the Share Collateral Value on such Margin Call Date) being less than or equal to the LTV Maintenance Level.

(ii)

If the Calculation Agent or any Lender delivers a Margin Call Notice to the Borrower by 8:00 p.m., New York City time, on any Business Day, the Borrower shall deposit, or cause to be deposited, into the Collateral Accounts on a Pro Rata Basis an aggregate amount in cash in Dollars equal to the relevant Margin Call Amount by no later than 5:00 p.m., New York City time, on the date that is two (2) Business Days immediately following the day on which such Margin Call Notice was delivered to the Borrower; provided that, and notwithstanding the foregoing, if the Borrower delivers or causes the delivery of a RCF Certificate to the Administrative Agent (with a copy to each Lender) no later than 5:00 p.m., New York City time, on the Business Day immediately following the day on which such Margin Call Notice was delivered to the Borrower, then the Borrower shall deposit, or cause to be deposited, into the Collateral Accounts on a Pro Rata Basis an aggregate amount in cash in Dollars equal to the relevant Margin Call Amount by no later than 5:00 p.m., New York City time, on the date that is three (3) Business Days immediately following the day on which such Margin Call Notice was delivered to the Borrower.

(c)	Collateral Release

(i)

If, on any Scheduled Trading Day that is not a Disrupted Day (a “Collateral Return Calculation Date”), the LTV Ratio is below the LTV Collateral Release Level and no Adjustment Event, Mandatory Prepayment Event or Event of Default is continuing or would result therefrom, then, subject to paragraph (iii) below, the Borrower may request to withdraw from the Collateral Accounts on a Pro Rata Basis an amount in cash attributable to Margin Call Amounts equal to the lower of:

(A)

an amount which, if subtracted from the Cash Collateral Account Balance, would have resulted in the LTV Ratio (calculated with reference to the Share Collateral Value on the Collateral Return Calculation Date) being equal to the LTV Collateral Release Level; and

(B)	the Cash Collateral Account Balance (if any) attributable to Margin Call Amounts as at such Collateral Return Calculation Date.

(ii)	Any amount to be withdrawn under paragraph (i) above shall not be taken into account for and shall immediately be excluded from the calculation of the LTV Ratio.

(iii)

The Borrower is not permitted to withdraw any amount under paragraph (i) above in excess of Margin Call Amounts previously delivered pursuant to a Margin Call Notice (and not subsequently released). The Borrower may not request withdrawals under paragraph (i) above, and no cash may be released, if the LTV Ratio (calculated as of the date of such release) exceeds, or will exceed after giving effect thereto, the LTV Collateral

Release Level or where an Event of Default, Adjustment Event or Mandatory Prepayment Event has occurred and is continuing or will result therefrom.

(iv)

Each Applicable Lender shall by no later than 3:00 p.m., New York City time, on the second Business Day following the date on which such withdrawal is requested by the Borrower under paragraph (i) above (subject to the conditions contained herein) notify the Custodian that it consents to any such withdrawal as permitted above (subject to the conditions contained herein) and instruct the Custodian to release such amounts in accordance with the terms of such Applicable Lender’s Control Agreement.

(d)	No Additional Collateral

The Borrower shall not cause or permit any Shares to be deposited or credited to the Collateral Accounts other than the Pledged Shares. Except (x) as expressly permitted or required pursuant to the terms of the Loan Documents or (y) with the prior written consent of the Required Lenders, the Borrower shall not cause or permit any cash or securities to be deposited or credited to the Collateral Accounts.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default

In case of the occurrence of any of the following events (each an “Event of Default”):

(a)

any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect (or, if such provision itself is qualified as to materiality, in any respect) when so made, deemed made or furnished;

(b)

default shall be made in the payment of (i) any principal of the Loans due under this Agreement when and as the same becomes due, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (ii) any interest on the Loans or any fee or any other amount (other than an amount referred to in clause (i) above or clause (iii) below) payable under any Loan Document, when and as the same shall become due and payable or (iii) any Margin Call Amount when and as the same becomes due pursuant to Section 7.3(b) (Margin Call); provided that a default under clause (ii) above, shall not constitute an Event of Default if the payment is made in full within one (1) Business Day of the original due date (or, if such default was caused solely by error or omission of an administrative or operational nature, within two (2) Business Days of the original due date);

(c)

a default, event of default or other similar condition or event (however described) under any Indebtedness of the Borrower, the General Partner or the Parent that has resulted in such Indebtedness becoming due and payable before it would otherwise have been due and payable or a default by the Borrower, the General Partner or the Parent in making one or more payments on the due date thereof, in each case under this clause (c), under any Indebtedness in an aggregate amount of not less than the Threshold Amount (after giving effect to any applicable notice requirement or grace period);

(d)

default shall be made in (i) the due observance or performance by the Borrower or the General Partner (if applicable) of any covenant, condition or agreement contained in Article VI (Negative Covenants), Section 2.11 (Mandatory Prepayment Event), Section 5.12 (Maintenance of Separateness) or Section 5.16 (Maintenance of Independent Director), (ii) the due observance or performance by the Parent of any covenant, condition or agreement contained in the Parent Agreement or (iii) Issuer shall fail to perform or observe any covenant, condition or agreement in any Issuer Agreement;

(e)

default shall be made in the due observance or performance by the Borrower or the General Partner (if applicable) of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above), and (other than any such default that, by its nature, cannot be cured, which shall immediately constitute an Event of Default) such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower or the General Partner (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of a Responsible Officer of the Borrower;

(f)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, General Partner or Parent, or of a substantial part of the property or assets of the Borrower, General Partner or Parent, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, General Partner or Parent or for a substantial part of the property or assets of the Borrower, General Partner or Parent or (iii) the winding-up, dissolution or liquidation of the Borrower, General Partner or Parent; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)

the Borrower, General Partner or Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, General Partner or Parent, as the case may be, or for a substantial part of the property or assets of the Borrower, General Partner or Parent, as the case may be, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(h)

one or more judgments shall be rendered against the Borrower or the General Partner, which the Borrower or the General Partner, as the case may be, is not contesting in good faith, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or the General Partner to enforce any such judgment and such judgment is for the payment of money in an aggregate uninsured amount in excess of the Threshold Amount or its foreign currency equivalent;

(i)

any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder (other than contingent indemnity obligations that survive termination thereof), ceases to be in full force and effect; the Borrower, General Partner or Parent contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower, General Partner or Parent denies that it has any or further liability or obligation under any Loan Document to which it is a party, or purports to revoke, repudiate, terminate or rescind any provision of any Loan Document;

(j)

any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the Collateral covered thereby;

(k)	the assets of the Borrower constitute or become assets of any ERISA Plan; or

(l)	it becomes unlawful for the Borrower, General Partner or Parent to perform any of its obligations under any Loan Document;

then, and in every such event (other than an event with respect to the Borrower, General Partner or Parent described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent or any Lender may notify the Borrower with a copy to the Administrative Agent (in the case of a notice from a Lender) and all other Lenders, and following the delivery of such notice, any Lender may take either or both of the following actions, at the same or different times: (i) terminate forthwith such Lender’s Commitment and (ii) declare the portion of the Loans then outstanding attributable to such Lender’s Loan to be forthwith due and payable in whole or in part, whereupon the principal of such Loan so declared to be due and payable, together with accrued interest thereon and the breakage amount (if any) pursuant to Section 2.14 (Breakage) and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower, General Partner or Parent described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and the breakage amount (if any) pursuant to Section 2.14 (Breakage) and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Lenders’ Rights With Respect To Collateral.

(a)    For the avoidance of doubt, following the delivery of a notice of an Event of Default as described in Section 8.1 (Events of Default) or following the occurrence and during the continuance of an Event of Default of the type set forth in Section 8.1(f) or Section 8.1(g), each Lender may choose to exercise any remedies provided for herein or in any other Loan Documents, or refrain from exercising such remedies, in its sole discretion with respect to the Collateral subject to its control under a Control Agreement (including by virtue of an agency relationship with any Lender). No Lender shall have any fiduciary or other duties to the other Lenders in connection with the exercise of remedies against the Collateral securing the Obligations owing to such Lender or otherwise and no Lender shall interfere with such exercise of remedies or claim (or support any claim by any third party) that a sale or other disposition of any Lender’s Collateral by or on behalf of such Lender was not commercially reasonable.

(b)    In connection with any assignment by a Lender, the Borrower agrees to, as promptly as practicable, (i) establish a separate Collateral Account with the Custodian, (ii) enter into a Control Agreement (in a form substantially identical to the other relevant Control Agreements) in favor of the assignee with respect to such Collateral Account, (iii) enter into a Security Agreement (in a form substantially identical to the other relevant Security Agreements) granting a Lien in favor of the assignee over such assignee’s Applicable Percentage of the Collateral of each type, (iv) enter into an Issuer Agreement, (v) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with such intermediary and (vi) make appropriate amendments to this Agreement and the other Loan Documents to reflect any administrative or technical changes as are reasonably requested by the assigning Lender, the assignee or the Administrative Agent, which do not adversely affect the Borrower’s rights or obligations hereunder. In connection with any assignment by a Lender of all of its Loans hereunder, the Borrower agrees that such Lender’s rights and obligations under the other Loan Documents may be assigned to the assignee.

(c)    Notwithstanding anything to the contrary contained in the Loan Documents, the Borrower, the Administrative Agent and each Lender hereby agree that (i) during the continuance of an Event of Default and (except in the case of an Event of Default of the type set forth in Section 8.1(f) or Section 8.1(g)) following the delivery of an Event of Default notice as described in Section 8.1 (Events of Default), such Lender shall have the right individually to require the Custodian (or the Applicable Lender acting as agent of such Lender for purposes of perfection, if applicable) to realize upon any of the Collateral subject to such Lender’s control and to apply the proceeds thereof to the repayment of such Lender’s Loan outstanding and any other Obligations owing to such Lender and (ii) in the event of a foreclosure or similar enforcement action by such Lender on its Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

(d)    Notwithstanding anything to the contrary contained in the Loan Documents, when all Obligations owing to any Lender have been paid in full, upon request of the Borrower, such Lender shall (without notice to, or vote or consent of, any other Lender) take such actions as shall be reasonably required to release its security interest in all Collateral under such Lender’s control.

(e)    Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any other Lender under any Loan Documents or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement.

(f)    Each Lender agrees with, and solely for the benefit of, each other Lender that it will not take any Bankruptcy Action with respect to Borrower.

Section 8.3 Application of Funds.

(a)    Except as provided for in clause (b) below, after any Loans have become immediately due and payable (or if proceeds have been received by Administrative Agent pursuant to clause (b) below), any amounts received by Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Section 2.12, Section 2.14 and Section 2.18) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to Lenders arising under the Loan Documents and amounts payable under Section 2.12, Section 2.14 and Section 2.18, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law;

provided that, if any Lender referred to in clauses Second, Third or Fourth above is (whether at the time of such payment or at the time of the acceleration of the relevant Applicable Lender’s Loans), or has been at any time in the three months immediately preceding any such time, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer, then such Lender (i) shall notify Administrative Agent thereof and (ii) notwithstanding anything to the contrary herein or in any other Loan Documents, will not be entitled to any payment of the proceeds from the sale by an Applicable Lender of Pledged Shares issued by the Issuer (other than, for the avoidance of doubt, proceeds from a sale by such Lender pursuant to Section 8.3(b) below). Each Lender acknowledges to and agrees with each other Lender and Agent that it will comply with its obligations under clause (i) of the immediately preceding proviso.

(b)    Notwithstanding clause (a) of this Section 8.3, all proceeds received by any Applicable Lender in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral subject to the control of such Applicable Lender (other than control by virtue of another Lender acting as its agent for perfection) pursuant to the terms of the Loan Documents, shall be applied by such Applicable Lender against the Obligations in the following order of priority:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and/or such Applicable Lender, and its affiliates, and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent and/or such Applicable Lender, and its affiliates, in connection therewith, and all amounts for which Administrative Agent and/or such Applicable Lender is entitled to indemnification hereunder (in its capacity as an Agent and not as a Lender) and to the payment of all costs and expenses paid or incurred by Administrative Agent and/or such Applicable Lender in connection with the exercise of any right or remedy under any Loan Documents;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to such Applicable Lender (and/or any Agented Lender with respect to such Applicable Lender, as applicable) and Administrative Agent arising under the Loan Documents and amounts payable under Section 2.12, Section 2.14 and Section 2.18, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans of such Applicable Lender (and/or any Agented Lender with respect to such Applicable Lender, as applicable) and other Obligations owed to such Applicable Lender (and/or any Agented Lender with respect to such Applicable Lender, as applicable) arising under the Loan Documents;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans of such Applicable Lender (and/or any Agented Lender with respect to such Applicable Lender, as applicable); and

Fifth, to Administrative Agent to be applied in accordance with Section 8.3(a) above.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE CALCULATION AGENT; ETC.

Each Lender hereby irrevocably appoints the Administrative Agent and the Calculation Agent (the Administrative Agent and the Calculation Agent are referred to collectively as the “Agents”) as its agents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The institution serving as the Administrative Agent and/or the Calculation Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Borrower Affiliate as if it were not an Agent hereunder.

None of the Agents shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) none of the Agents shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) none of the Agents shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.7 (Applicable Law)), and (c) except as expressly set forth in the Loan Documents, none of the Agents shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the bank serving as Administrative Agent and/or Calculation Agent or any of its Affiliates in any capacity. None of the Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.7 (Applicable Law)) or in the absence of its own gross negligence or willful misconduct. None of the Agents shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and none of the Agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV (Conditions Precedent to the Loan) or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.

Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right, with the consent of the Borrower (whose consent shall not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the consent of the Borrower (whose consent shall not be unreasonably withheld or delayed) appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Administrative Agent and/or Calculation Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.5 (Expenses; Indemnity) shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Notwithstanding anything in the foregoing to the contrary, to the extent UBS AG, London Branch assigns or grants any participations in, any of its rights or obligations with respect to any Loan under this Agreement to any Person, the Administrative Agent shall designate an agent for the receipt of funds with respect to Loans from the Borrower hereunder (the “Paying Agent”) and each reference to the Administrative Agent in this Agreement related to the receipt or payment of funds with respect to Loans hereunder and any related Tax withholding or reporting obligations shall be deemed to refer to the Paying Agent acting on behalf of the Administrative Agent. Such Paying Agent shall deliver to the Borrower, on or prior to the date the Paying Agent is appointed pursuant to the preceding sentence, one of the following (together with all required attachments thereto): (i) two (2) executed copies of IRS Form W-8IMY (certifying that it is a U.S. branch of a non-U.S. bank treated as a U.S. person for purposes of Treasury Regulations Section 1.1441-1 and described in Treasury Regulations Section 1.1441-1(b)(2)(iv) that agrees to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Paying Agent (a “U.S. Branch”)) or any successor thereto, (ii) two (2) executed copies of IRS Form W-8IMY (certifying that it is a “qualified intermediary” for purposes of Treasury Regulations Section 1.1441-1 that assumes primary withholding responsibility for purposes of chapters 3 and 4 for each account identified on a withholding statement attached to such IRS Form W-8IMY with respect to payments made to the Paying Agent) or any successor thereto, or (iii) two (2) executed copies of IRS Form W-9 or any successor thereto, and in the case of each of (i), (ii), or (iii), with the effect that the Borrower can make payments to the Paying Agent without deduction or withholding of any taxes imposed by the United States.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices; Electronic Communications

Notices and other communications provided for herein shall be in writing and shall be sent by email, as follows:

(a)	if to the Borrower or the General Partner, to:

c/o H.I.G. Capital, LLC

One Sansome Street

37th Floor

San Fransisco, CA 94104

Attention: Matthew	Kretzman
Email: [***]

With a copy (which shall not constitute actual or constructive notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:    Arek M. Maczka

                    Patricia C. Lynch

Emails:        Arek.Maczka@ropesgray.com

                     Patricia.Lynch@ropesgray.com

(b)	if to the Administrative Agent or the Calculation Agent, to:

UBS AG, London Branch

5 Broadgate,

London, EC2M 2QS

With a mandatory copy to each of:

Loansagency@ubs.com; [***]

; and

(c)	if to the Lenders, to it at its address set forth on Schedule 1.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt of the email sent to such party as provided in this Section 10.1 (Notices; Electronic Communications) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.1 (Notices; Electronic Communications). Notices and other communications sent to an email address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose).

Each of the Borrower and the General Partner hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower or the General Partner, as the case may be, that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V (Affirmative Covenants), including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or the Loans (all such non-excluded communications being referred to herein collectively as “Electronic Communications”), by transmitting the Electronic Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each of the Borrower and the General Partner agrees to continue to provide the Electronic Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

Each Lender may change its address, telephone number or e-mail for notices and other communications hereunder by notice to the Administrative Agent, who shall promptly notify Borrower thereof. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

The Administrative Agent agrees that the receipt of the Electronic Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Electronic Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in any Loan Document.

Section 10.2 Survival of Agreement

All covenants, agreements, representations and warranties made by the Borrower and the General Partner herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (other than any contingent indemnity obligation that survives termination thereof) and so long as the Facility has not been terminated. The provisions of Section 2.12 (Reserve Requirements; Change in Circumstances), Section 2.14 (Breakage), Section 2.18 (Taxes) and Section 10.5 (Expenses; Indemnity) shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Calculation Agent or any Lender.

Section 10.3 Binding Effect

This Agreement shall become effective when it shall have been executed by the Parties and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other Parties.

Section 10.4 Successors and Assigns

(a)

Whenever in this Agreement any of the Parties is referred to, such reference shall be deemed to include the permitted successors and assigns of such Party; and all covenants, promises and agreements by or on behalf of the Borrower, the General Partner, the Administrative Agent, the Calculation Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)

Subject to the conditions set forth in paragraphs (c) and (g) below, each Lender may, without the consent of the Borrower, assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) to an assignee and/or sell participations to one or more participants that in each case is a Permitted Assignee or an Approved Fund of such Lender; provided that if an Event of Default under Section 8.1(a), (f) or (g) (Events of Default) has occurred and is continuing, then notwithstanding the foregoing, each Lender may, without the consent of the Borrower, assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) to any assignee and/or sell participations to any one or more participants. Notwithstanding the foregoing, assignments and participations shall not be permitted to Ineligible Assignees.

(c)

Assignments shall be subject to the following conditions: (i) the amount of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, U.S.$1,000,000 (or, if less, the entire remaining amount of such Lender’s Loan), (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee reasonably determined by the Administrative Agent, and (iii) the assignee, if it shall not be a Lender, shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.4 (Successors and Assigns), from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a Party and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Party but shall continue to be entitled to the benefits of Section 2.12 (Reserve Requirements; Change in Circumstances), Section 2.14 (Breakage), Section 2.18 (Taxes) and Section 10.5 (Expenses; Indemnity) with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any fees accrued for its account and not yet paid).

(d)

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balance of its Loan is as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance pursuant to this Section 10.4 (Successors and Assigns); (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.5 (No Material Adverse Change) or delivered pursuant to Section 5.6 (Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Calculation Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Calculation Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Calculation Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)

Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder must at all times be a “qualified purchaser” as defined in the Investment Company Act of 1940 (a “Qualified Purchaser”). Accordingly, (i) each Lender represents to the Borrower on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) that it is a Qualified Purchaser; and (ii) each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is a Qualified Purchaser.

(f)

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy, at one of its offices in London, England or the United States, of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans (and stated interest with respect thereto) owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the

Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

(g)

Upon the Administrative Agent’s receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee and (if applicable) the written consent of the Borrower, the Administrative Agent’s receipt of the processing and recordation fee referred to in paragraph (c) above, if applicable, and the Administrative Agent’s completion of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment (the completion of which the Administrative Agent shall promptly notify to the assigning Lender and assignee), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (g).

(h)

Participations shall be subject to the following additional conditions: (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) subject to clause (v) below, the participants shall be entitled to the benefit of the cost protection provisions contained in Section 2.12 (Reserve Requirements; Change in Circumstances), Section 2.14 (Breakage) and Section 2.18 (Taxes) to the same extent as if they were Lenders and had acquired their participations by assignment (it being understood that the documentation required under Section 2.18(g) (Taxes) shall be delivered to the participating Lender), (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participant has an interest, increasing or extending the Commitment in which such participant has an interest or releasing all or substantially all of the Collateral), and (v) no participant shall be entitled to receive any greater payment under Section 2.12 (Reserve Requirements; Change in

Circumstances) or Section 2.18 (Taxes), with respect to its participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.6 (Right of Setoff) as though it were a Lender, provided such participant agrees to be subject to Section 2.16 (Sharing of Setoffs) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each participant and the principal amount (and stated interest) of each participant’s interest in the Loans (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)

Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.4 (Successors and Assigns), disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on substantially the terms applicable to the Lenders pursuant to Section 10.15 (Confidentiality).

(j)

Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall (i) release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a Party or (ii) result in the rehypothecation of any Collateral.

(k)

Neither the Borrower nor the General Partner shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(l)

The Borrower shall be notified by a Lender of its intent to assign at least 3 days prior to the effectiveness of any assignment, during which such 3-day period the Borrower and the assigning Lender shall use their commercially reasonable efforts to mutually agree on one or more acceptable assignees, it being understood that this subsection (k) shall not limit such Lender’s assignment rights under this Section 10.4 (Successors and Assigns) at the expiry of such 3-day period.

Section 10.5 Expenses; Indemnity

(a)

The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (including all reasonable and documented legal fees payable to outside counsel for the Agents and the Lenders) incurred by the Lenders, the Administrative Agent or the Calculation Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any enforcement, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by any Lender, the Administrative Agent or the Calculation Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable and documented fees, charges and disbursements of counsel for the Lenders, the Administrative Agent and the Calculation Agent, and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent, the Calculation Agent and Lenders; provided that if the relevant Funding Date fails to occur, the Borrower shall reimburse the Lenders for incurred and documented fees, charges and disbursements of its legal counsel. After (x) the occurrence of an Event of Default and (y) acceleration of the Loans, the Borrower shall pay, on demand, each Lender’s or its Affiliates’ reasonable out-of-pocket costs, charges, losses (but excluding any market losses), fees, expenses, taxes or duties of any kind (including, for these purposes, a reduction in rebate received by such Lender in respect of its own borrowing of securities) in connection with its (i) Loan or (ii) acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s), position(s) or asset(s) that such Lender deems necessary (in its sole discretion) to hedge the market risk of the Collateral, with respect to each hedge entered into after the occurrence of an Event of Default that has not been waived or deemed not to occur pursuant to Section 10.9, in each case regardless of whether such funding is obtained from third parties, an Affiliate of such Lender or such Lender’s internal sources.

(b)

The Borrower agrees to indemnify the Administrative Agent, the Calculation Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all reasonable and documented losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this

Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder and the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any Borrower Affiliate); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith, or willful misconduct of any Indemnitee. Notwithstanding anything to the contrary herein, the Borrower shall not be liable for, and shall not be obligated to indemnify any Indemnitee in respect of, any special, indirect, consequential or punitive damage. This Section 10.5(b) (Expenses; Indemnity) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)

To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Calculation Agent (or any sub-agent thereof) or any Related Party of any of the foregoing under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Calculation Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent or the Calculation Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for such Administrative Agent or Calculation Agent (or any such sub-agent) in connection with such capacity.

(d)

To the extent permitted by applicable law, each of the Borrower and the General Partner shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loans or the use of the proceeds thereof.

(e)

The provisions of this Section 10.5 (Expenses; Indemnity) shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Calculation Agent or any Lender. All amounts due under this Section 10.5 (Expenses; Indemnity) shall be payable on written demand therefor.

Section 10.6 Right of Setoff

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.6 (Right of Setoff) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.7 Applicable Law

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.8 Waivers; Amendment

(a)

No failure or delay of the Administrative Agent, the Calculation Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Calculation Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or the General Partner therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or the General Partner in any case shall entitle the Borrower or the General Partner to any other or further notice or demand in similar or other circumstances.

(b)

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the General Partner and the Required Lenders; provided, however, without the prior written consent of each Lender affected thereby, no such agreement shall

(i)

decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on the Loans, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Loan;

(ii)	increase or extend the Commitment or reinstate the terminated Commitment or decrease or extend the date for payment of any fees of any Lender;

(iii)	waive any conditions set forth in Article IV (Conditions Precedent to the Loans);

(iv)

amend or modify the definition of “Adjustment Event”, “LTV Ratio”, “Mandatory Prepayment Event” (or, in each case, any defined term used therein) or increase the LTV Ratio required as of the relevant Funding Date under Section 4.1 (Conditions Precedent), LTV Maintenance Level, LTV Margin Call Level or LTV Collateral Release Level;

(v)	permit the release of any Collateral other than in accordance with the Loan Documents;

(vi)	modify the definition of “Applicable Percentage” or “Pro Rata Basis” or otherwise affect the manner in which payments are shared, or Collateral is allocated, ratably among Lenders;

(vii)

amend or modify the provisions of Section 2.11 (Mandatory Repayment Events), Section 2.19 (Accelerating Lenders), Section 2.20 (Rebalancing), Section 5.16 (Maintenance of Independent Director), Article VI (Negative Covenants), Article VII (Collateral Value and Loan to Value Ratio), Article VIII (Events of Default), Section 10.4(k) (Successors and Assigns), the Fee and Ratio Letter or the provisions of this Section or any provisions that allows any Lender or Required Lenders to take any action or any other provision herein that expressly requires the consent of all Lenders or Required Lenders for any matter or release all or substantially all of the Collateral;

(viii)	reduce the percentage contained in the definition of the term “Required Lenders”; or

(ix)

materially impair or diminish, or circumvent, any term or provision specified above (including, without limitation, by modifying any defined term used therein or any provision referenced therein), provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Calculation Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Calculation Agent.

Notwithstanding the foregoing, each Lender agrees with each other Lender and with the Borrower that no amendment, termination or supplement shall be made to any Security Agreement or Control Agreement, and no new Loan Document shall be entered into with any Lender (subject, for the avoidance of doubt, to Section 2.19 (Accelerating Lenders)), unless a substantially identical amendment, termination or supplement is made to each other Security Agreement and Control Agreement, or substantially identical Loan Documents are entered into with each other Lender, as the case may be.

(c)

The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to any Loan Document.

Section 10.9 Entire Agreement

This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Calculation Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.10 Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10 (WAIVER OF JURY TRIAL).

Section 10.11 Severability

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12 Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.3 (Binding Effect). Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.13 Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.14 Jurisdiction; Consent to Service of Process

(a)

Each of the Borrower and the General Partner hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Calculation Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the General Partner or their respective properties in the courts of any jurisdiction.

(b)

Each of the Borrower and the General Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1 (Notices; Electronic Communications). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.15 Confidentiality

Each of the Administrative Agent, the Calculation Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and use it only in connection with this Agreement and in compliance with applicable laws, including United States federal or state securities laws, except that Information may be disclosed (a) to, and obtained from, its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, third-party administrators and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 10.15 (Confidentiality), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (f) with the prior written consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.15 (Confidentiality). For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, or its Affiliates or their businesses, other than any such information that was available to the Administrative Agent, the Calculation Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such Information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 (Confidentiality) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. If, pursuant to applicable law, regulation, subpoena or legal process or request by any regulatory authority or quasi-regulatory authority, any of the Administrative Agent, the Calculation Agent, any Lender or any of their respective Affiliates is required to make a public disclosure in connection with the transactions under the Loan Documents or otherwise relating to the Pledged Shares, such Person shall ensure that, to the extent permitted by applicable law and to the extent reasonably practicable, the contents of such disclosure are previously discussed and agreed with the Borrower (such agreement not to be unreasonably withheld, delayed or conditioned).

Section 10.16 Lender Action

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Borrower, General Partner or Parent under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of the Borrower, General Partner or Parent, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.16 (Lender Action) are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, the Borrower, General Partner or Parent.

Section 10.17 USA PATRIOT Act Notice

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the General Partner that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the General Partner, which information includes the name and address of the Borrower and the General Partner and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the General Partner in accordance with the USA PATRIOT Act.

Section 10.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution;

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.19 Qualified Financial Contract

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement and each other Loan Document, and for such purposes this Agreement and each other Loan Document shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement or any other Loan Document and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

“Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

[SIGNATURE PAGES FOLLOW]

In witness whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ECHELON HEALTH SPV, LP as Borrower

By:	ECHELON HEALTH SPV GP, LLC its general partner

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory

ECHELON HEALTH SPV GP, LLC as General Partner

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory

[Signature Page to Margin Loan Agreement]

UBS AG, LONDON BRANCH, individually and as Administrative Agent, Calculation Agent

By:	/s/ Stever Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Alexander Li
Name: Alexander Li
Title: Director

UBS AG, LONDON BRANCH, as Lender

By:	/s/ Stever Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Alexander Li
Name: Alexander Li
Title: Director

[Signature Page to Margin Loan Agreement]

Schedule 1

Commitments and Lender Information

Lender	Commitment	Applicable Percentage	Delivery Address
UBS AG, LONDON BRANCH	$100,000,000	100.00%	UBS AG, London Branch 5 Broadgate, London, EC2M 2QS With a mandatory copy to each of: Loansagency@ubs.com; [***]

Schedule 1

Schedule 2

Form of Margin Call Notice

To:     Echelon Health SPV, LP (the “Borrower”)

From: UBS AG, London Branch, as Calculation Agent on behalf of the Lenders (the “Calculation Agent”)

Dated: [                ]

Margin Loan Agreement between, among others, the Borrower, the Administrative Agent, the Lenders and the Calculation Agent dated April 28, 2021 (the “Agreement”)

(a)	We refer to the Agreement. This is a Margin Call Notice. Terms defined in the Agreement have the same meaning in this Margin Call Notice unless given a different meaning in this Margin Call Notice.

(b)

This Margin Call Notice shall serve as the Calculation Agent’s formal demand that the Borrower deliver the Margin Call Amount in accordance with Section 7.4(b) (Margin Call) of the Agreement in the amount and form detailed below.

(c)	The Margin Call Amount shall be [insert Margin Call Amount] and is calculated as follows:

[                ]

(d)	The Margin Call Amount shall be posted by no later than [ ].

Sincerely,

UBS AG, LONDON BRANCH,

as Calculation Agent

By:
Name:
Title:

Schedule 1

EXHIBIT A

Assignment and Acceptance Form

To:      UBS AG, LONDON BRANCH as Administrative Agent and Echelon Health SPV, LP (the “Company”)

From:  [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [                ]

Margin Loan Agreement between, among others, the Company, the Lenders, the Administrative Agent and the Calculation Agent – dated April 28, 2021 (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment and Acceptance. Terms defined in the Agreement have the same meaning in this Assignment and Acceptance unless given a different meaning in this Assignment and Acceptance.

2.	We refer to Section 10.4 of the Agreement (Successors and Assigns):

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Loan Documents which relate to that portion of the Existing Lender’s participations in the Loan under the Agreement as specified in the Schedule attached hereto.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s participations in the Loan under the Agreement specified in the Schedule attached hereto.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed transfer date is [ ] (the “Transfer Date”).

4.	On the Transfer Date the New Lender becomes Party to the Loan Documents as a Lender.

5.

The Facility office and address, email address and attention details for notices to the New Lender for the purposes of Section 10.1 of the Agreement (Notices; Electronic Communications) are set out in the Schedule attached hereto.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 10.4 of the Agreement (Successors and Assigns).

7.

The New Lender expressly acknowledges that it is a Qualified Purchaser and shall not assign, or grant any participations in, any of its rights or obligations under the Agreement to any Person unless such Person is a Qualified Purchaser.

8.	This Assignment and Acceptance acts as notice to the Administrative Agent (on behalf of each Finance Party) and to the Company of the assignment referred to in this Assignment and Acceptance.

9.

This Assignment and Acceptance may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment and Acceptance.

10.	This Assignment and Acceptance and any non-contractual obligations arising out of or in connection with it are governed by New York law.

11.	This Assignment and Acceptance has been entered into on the date stated at the beginning of this Assignment and Acceptance.

SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment and Acceptance is accepted by the Administrative Agent [and the Company], and the Transfer Date is confirmed as [    ].

Signature of this Assignment and Acceptance by the Administrative Agent [and the Company] constitutes confirmation by the Administrative Agent [and the Company] of receipt of notice of and its consent to the assignment referred to herein, which notice the Administrative Agent receives on behalf of each Finance Party.

[Administrative Agent]

[Company]

EXHIBIT B

FORM OF BORROWING REQUEST

Borrowing Request

From:    Echelon Health SPV, LP

To:        UBS AG, London Branch (in its capacity as Administrative Agent)

Dated:  [●]

Dear Sirs

Margin Loan Agreement between, among others, the Borrower, the Lenders, the Administrative Agent and the Calculation Agent, dated April 28, 2021 (the “Agreement”).

We refer to the Agreement. This is a Borrowing Request. Terms defined in the Agreement have the same meaning in this Borrowing Request unless given a different meaning in this Borrowing Request.

We wish to borrow the Loan on the following terms:

Date of the Loan:             [●]. Such day occurs during the Availability Period.

Loan amount:                   U.S.$[●]

Account details:              Bank Name:                [to be provided]

                                 ABA Number:

                                 Account Name:

                                 Account Number:

We confirm that each condition specified in Section 4.1 of the Agreement (Conditions Precedent) is satisfied on the date of this Borrowing Request.

This Borrowing Request is irrevocable.

Yours faithfully

ECHELON HEALTH SPV, LP

as Borrower

B-1

By: ECHELON HEALTH SPV GP, LLC its general partner

By:
Name:
Title:

ECHELON HEALTH SPV GP, LLC as General Partner

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF SECURITY AGREEMENT

[Attached]

C-1

EXHIBIT D

FORM OF CONTROL AGREEMENT

[Attached]

D-1

EXHIBIT E

FORM OF ISSUER AGREEMENT

[Attached]

E-1

EXHIBIT F

FORM OF PARENT AGREEMENT

[Attached]

F-1

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 28, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Echelon Health SPV, LP, as borrower, Echelon Health SPV GP, LLC, as general partner of the borrower, UBS AG, London Branch, as calculation agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the regarded owner of the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 28, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Echelon Health SPV, LP, as borrower, Echelon Health SPV GP, LLC, as general partner of the borrower, UBS AG, London Branch, as calculation agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the regarded owner of the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 28, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Echelon Health SPV, LP, as borrower, Echelon Health SPV GP, LLC, as general partner of the borrower, UBS AG, London Branch, as calculation agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the regarded owner of the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a United States trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members (or owner for U.S. federal income tax purposes, as applicable) that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

G-3-1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 28, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Echelon Health SPV, LP, as borrower, Echelon Health SPV GP, LLC, as general partner of the borrower, UBS AG, London Branch, as calculation agent and administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the regarded owner of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the regarded owner of the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a United States trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members (or owner for U.S. federal income tax purposes, as applicable) that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

G-4-1

EXHIBIT H

FORM OF RCF CERTIFICATE

To:      UBS AG, London Branch, as Administrative Agent

Cc:       [            ], as Lenders

From: Echelon Health SPV, LP (“Borrower”)

Date:   [            ]

Reference is hereby made to the Margin Loan Agreement dated as of April 28, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Echelon Health SPV, LP, as borrower, Echelon Health SPV GP, LLC, as general partner of the borrower, UBS AG, London Branch, as calculation agent and administrative agent, and each lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Calculation Agent or a Lender has provided a Margin Call Notice to the Borrower pursuant to Section 7.3(b) (Margin Call) of the Agreement identifying a Margin Call Amount.

Pursuant to the terms of the Agreement, Borrower confirms that:

1.	This is a RCF Certificate.

2.

Borrower has submitted or caused to be submitted an irrevocable request, a copy of which is attached hereto, under a committed and unconditionally available loan facility (the “RCF Facility”) (subject to [include any relevant drawstop conditions]) (the “Drawstop Conditions”) for a borrowing in an amount not less than the applicable Margin Call Amount (the “Draw Amount”).

3.

All of the Drawstop Conditions are satisfied (or will be satisfied on the drawdown date under the RCF Facility) and no administrative agent or lender under the RCF Facility has given any notice to the contrary and the Borrower has no reason to believe that the Draw Amount will not be made available in accordance with paragraph 2 above by 5:00 p.m., New York City time, on the date that is three (3) Business Days immediately following the day on which such Margin Call Notice was delivered to the Borrower; provided that to the extent the Borrower or its Affiliate receives such notice or has any reason to believe that the contemplated funding specified in this paragraph will not be timely consummated, the Borrower will immediately notify thereof to the Administrative Agent (with a copy to each Lender).

4.	The Draw Amount will be deposited to the Collateral Accounts on a Pro Rata Basis in accordance with the terms of the Agreement.

5.	No default or mandatory prepayment under the RCF Facility will result from such borrowing of the Draw Amount.

Yours faithfully, ECHELON HEALTH SPV, LP as Borrower

H-1

By:	ECHELON HEALTH SPV GP, LLC its general partner

By:
Name:
Title:

H-2